UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

CSG SYSTEMS INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

MAY 18, 2022

9:00 A.M. CENTRAL DAYLIGHT TIME

OUR CULTURE AND
OUR PEOPLE ARE
WHY WE WIN.

MESSAGE FROM THE CEO AND PRESIDENT

April 4, 2022

DEAR FELLOW SHAREHOLDERS,

2021 was a remarkable year for CSG as we delivered on our commitment to win bigger in the market. We surpassed $1 billion in annual revenue for the first time. We delivered the fastest organic revenue growth in over a decade. We signed the biggest deal in our 40-year history. We achieved the highest level of revenue diversification with almost a quarter of revenues coming from big, faster growth industry verticals. We introduced an industry-defining end-to-end, unified customer engagement platform, CSG Xponent. And we achieved all this and more the CSG way - with integrity, inspiration, and impact that obsesses over the value we bring our customers.

The foundation of our competitive advantage has and will continue to be the best culture, the best people, and the most energized, globally diverse team. This is not a slogan at CSG. Our culture and our people are why we win. They are also why CSG will envision, invent, and shape a better, more future-ready world. We are dreaming bigger, innovating more, and pushing the boundaries on the value we create for customers and shareholders. Our success in 2021 can be measured by both big new customer logo wins and by customer retention in the high 90% range with many of our biggest customers relying on our business-critical software for multiple decades.

Our mission is simple and clear: By channeling the power of all, we help large, global brands make ordinary customer and employee experiences extraordinary. With exceptional customer engagement separating winners from losers in every industry around the world, CSG can be the difference between success and failure. Our innovative SaaS platforms (consistently recognized by leading analyst firms and industry associations like Gartner, Forrester, TM Forum, The Strawhecker Group and more) and our deep domain expertise help iconic brands, industry giants, large merchants, and digital start-ups all wow their customers across B2C, B2B, and B2B2X segments.

CSG SYSTEMS INTERNATIONAL, INC. 2022 PROXY STATEMENT	1

To highlight a few examples from last year, in the global telecom, broadband and PayTV markets, we supported the monetization offering of a global media and technology company’s entry into the smart TV market. We helped TalkTalk lead the way in their UK market by bundling Netflix with their internet fiber offering to provide customers with a more cost-effective and accessible alternative to traditional TV bundling. We helped MTN, the largest telecom company in Africa, modernize their consumer, B2B enterprise, and digital wholesale technology platforms. And we helped Australian-based Telstra launch and monetize new 5G IOT solutions by powering the onboarding, rating, and billing for their connected car initiative.

In faster growth verticals like financial services, healthcare, retail, government and more, CSG helped big brands deliver a differentiated digital customer experience. Last year, CSG technology helped process and improve over 10 billion journey interactions with real-time, predictive, cross-channel insights. A great example is how we helped three of the largest US pharmacy retailers save lives by improving their vaccination appointment scheduling, prescription refills, and contactless pickup during the pandemic. We also helped a Fortune 50 financial services company redesign its mortgage processing, auto lending, and collections management which improved cost savings, customer satisfaction, and brand loyalty. And we helped over 81,000 merchants manage and process tens of billions of dollars with our full end-to-end, integrated payments SaaS platform.

At CSG, we are passionate about more than just financial success. We also care deeply about doing well by doing good. Our purpose and our metrics of success are linked to our customer obsession, our globally diverse and inclusive culture, our commitments to drive social impact, and our determined pursuit of growth across all aspects of our company. We empower and encourage our talented colleagues to make a bigger difference outside our walls on issues that matter most to them including environmental stewardship, community impact, and digital inclusion. Corporate responsibility is the social responsibility of every CSGer around the world, and it is one of the many reasons CSG is consistently recognized as an employer of choice in our communities.

As we set our sights on 2022 and beyond, passion and positive energy power CSG’s $2 Billion and Beyond growth mindset. We are honored to humbly serve many of the most dynamic and innovative companies in the world. They rely on us not just to help them implement the next big thing, but to be future-ready for digital everything - confident in CSG’s game-changing commerce and engagement SaaS platforms built by the most committed and customer-obsessed people in the industry.

As a result, our future has never been brighter. Our energy has never been more contagious. Our growth potential has never been more real. Say hello to the new CSG. Thank you to our 5,200 team members around the world who make all this possible and to our shareholders for believing that Team CSG will deliver for you.

Best Regards,

Brian A. Shepherd
President and Chief Executive Officer

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NOTICE

OF ANNUAL MEETING

OF SHAREHOLDERS

MAY 18, 2022

9:00 A.M. CENTRAL DAYLIGHT TIME

We will hold a virtual shareholders meeting at www.virtualshareholdermeeting.com/CSGS2022

AGENDA:

1.

To elect three Class I Directors;

2.

To approve, on an advisory basis, the compensation of our named executive officers;

3.

To approve the Third Amended and Restated 1996 Employee Stock Purchase Plan;

4.

To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2022; and

5.

To transact any other business that properly comes before the meeting or any adjournment or postponement of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 18, 2022:
The proxy statement and our Annual Report on Form 10-K are available at www.proxyvote.com.

RECORD DATE:

The Board of Directors has fixed the close of business on March 23, 2022, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. All shareholders are cordially invited to attend the virtual meeting. There will be no physical location for shareholders to attend.

During the virtual meeting, you may vote your shares electronically. You may also submit questions in advance. Any previously submitted questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at the “Investor Relations” section of our website at https://ir.csgi.com/investors/default.aspx.

If you plan to attend the meeting online, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), on your proxy card, or on the voting instructions that accompany your proxy materials. The meeting will begin promptly at 9:00 a.m. (Central Daylight Time). Online check-in will begin at 8:45 a.m. (Central Daylight Time), and you should allow ample time for the online check-in procedures.

For information about attending the meeting, submitting questions in advance, voting, or getting technical support, see Questions and Answers About the 2022 Annual Meeting and Voting.

HOW TO CAST YOUR VOTE
You can vote by any of the following methods:

INTERNET	BY TELEPHONE	BY MAIL	ONLINE AT THE MEETING
(www.proxyvote.com) until 11.59pm ET on May 17, 2022	(1-800-690-6903) until 11.59pm ET on May 17, 2022	Complete, sign and return your proxy by mail by May 17, 2022	Shareholders of record may vote during the meeting by visiting our annual meeting website.

We encourage you to submit your proxy well in advance of the annual meeting, even if you plan to attend.

By Order of the Board of Directors of CSG Systems International, Inc. Rasmani Bhattacharya Secretary April 4, 2022

CSG SYSTEMS INTERNATIONAL, INC. 2022 PROXY STATEMENT	3

PROXY SUMMARY	5
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	10
Overview	10
Board Leadership Structure	10
Risk and Compliance Oversight	10
Risk Management Structure and Responsibilities	12
Annual Board Evaluation Process	12
Board Refreshment Policies	13
What We Look for in Director Nominees	13
Board Committees	15
ESG Practice	17
Human Capital Management	19
Director Attendance at Meetings	26
Communications with the Board	26
Other Board Information	26
PROPOSAL 1 – ELECTION OF DIRECTORS	27
Nominees for Class I Directors – Term to Expire in 2022:	27
Class II Directors – Term to Expire in 2023:	29
Class III Directors – Term to Expire in 2024:	30
BENEFICIAL OWNERSHIP OF COMMON STOCK	32
Principal Shareholders	32
Directors and Executive Officers	32
COMPENSATION OF DIRECTORS	34
2021 Director Compensation	35
Share Ownership Policy	35
Delinquent Section 16(a) Reports	36
EXECUTIVE COMPENSATION	37
Compensation Discussion and Analysis	38
Executive Summary	38
Governance and Compensation Practices	41
How the Compensation Committee Determines Executive Compensation	42
2021 Compensation	44
Anti-Hedging and Anti-Pledging Policy	48
Other Considerations	49
REPORT OF THE COMPENSATION COMMITTEE	50
PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	51
EXECUTIVE COMPENSATION TABLES	52
2021 Summary Compensation Table	52
2021 Grants of Plan-Based Awards	53
Outstanding Equity Awards at Fiscal Year-End	54
2021 Stock Vested	55
2021 Non-Qualified Deferred Compensation	55
Severance and Change of Control benefits	56
Potential Payments Upon Termination of Employment under the 2021 employment agreements	59
CEO PAY RATIO	62
PROPOSAL 3 – APPROVAL OF THE THIRD AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN	63
Background and Amendments to the Plan	63
PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2022	66
Pre-Approval Policies and Procedures	66
REPORT OF THE AUDIT COMMITTEE	68
RELATED PARTY TRANSACTIONS	69
QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND VOTING	70
How to Participate in the Annual Meeting	70
SHAREHOLDER PROPOSALS	74
HOUSEHOLDING	75
ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS	76
OTHER MATTERS	77
APPENDIX A	78
Third Amended and Restated 1996 Employee Stock Purchase Plan (As Amended and Restated Effective May 18, 2022)	78

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PROXY SUMMARY

This summary highlights information contained in this proxy statement. It is intended to assist you in your review of the proposals to be acted upon at the meeting, and to provide key information about CSG Systems International, Inc. (“we”, “us”, “our”, “CSG”, or the “Company”). To find more complete information on any specific topic, please refer to the Table of Contents on the previous page.

2022 ANNUAL MEETING

DATE AND TIME	VIRTUAL MEETING	RECORD DATE
May 18, 2022 9:00 a.m. Central Daylight Time	www.virtualshareholdermeeting.com/CSGS2022	March 23, 2022

These proxy materials are first being made available to shareholders starting on or about April 4, 2022.

PROPOSALS TO BE VOTED UPON

PROPOSAL	Board Recommendation	Page Number For More Information
1. TO ELECT THREE CLASS I DIRECTORS	FOR Each Nominee	27
2. TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	FOR	51
3. TO APPROVE THE THIRD AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN	FOR	63
4. TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2022	FOR	66

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Assuming the three nominees are elected, our Board of Directors (the “Board”) will have the following ten members at the conclusion of the 2022 Annual Meeting of Shareholders (“Annual Meeting”).

Name	Age	Director since	Occupation	Independent	Committees	Term Expires
Class I Nominees
GREGORY A. CONLEY	66	2021	Director on the board of TTEC holdings and Travelport		Compensation	2025
RONALD H. COOPER	65	2006	Retired, former President and CEO of Clear Channel Outdoor Americas, Inc.		Audit Compensation (C)	2025
MARWAN H. FAWAZ	59	2016	Executive Advisor to Google and Alphabet, Inc.		Nominating and Corporate Governance (C)	2025
Continuing Directors
DAVID G. BARNES	60	2014	Chief Financial Officer of Trimble Inc.		Audit (C)	2023
RAJAN NAIK	50	2018	Chief Strategy Officer for Motorola Solutions, Inc.		Nominating and Corporate Governance	2023
BRIAN A. SHEPHERD	54	2021	President and CEO of CSG			2024
FRANK V. SICA	71	1994	Partner of Tailwind Capital and director on the boards of Kohl’s Corporation and Safe Bulkers, Inc.		Compensation	2024
HAIYAN SONG	56	2020	Executive Vice President and General Manager at F5 Networks		Compensation Nominating and Corporate Governance	2023
SILVIO TAVARES	50	2020	President and CEO of Vantage Score and Chairman of the board of Digital Commerce Alliance		Audit Compensation	2024
TSE LI “LILY” YANG	49	2021	Chief Financial Officer of Strava, Inc.		Audit	2024

OVERVIEW OF DIRECTOR SKILLS AND EXPERIENCE

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DIRECTOR INDEPENDENCE AND DIVERSITY

The Board currently consists of twelve directors. To further our Board refreshment goals, Ms. Obuchowski and Mr. Reed were not nominated for re-election to the Board and their respective terms will end at the Annual Meeting. Following the Annual Meeting, the Board will consist of ten directors.

The Board has determined that each director except Mr. Shepherd, our President and CEO, is an “independent director” as defined in the applicable rules of The Nasdaq Stock Market, Inc. (“Nasdaq”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”). We believe that having a Board consisting of predominantly independent, experienced directors with independent oversight by a non-executive Chair (as described below) is in the best interests of our Company and our shareholders.

It is critical that we recruit and nominate independent directors who help achieve the goal of a well-rounded, diverse Board that functions respectfully as a unit. Our Board includes directors who have historical institutional knowledge of our Company and the markets we serve, complemented by newer directors who bring diversity of experience, perspectives, qualifications, and leadership to address the issues facing our Company. Over the past few years, our Board has made a concerted effort to recruit new directors to achieve the right blend between experience and continuity and new perspectives, including with respect to gender and racial and ethnic diversity. For our directors whose terms of office will continue after the Annual Meeting, the following charts represent director independence, tenure, and diversity.

BOARD DIVERSITY

	Female	Male	Non-Binary	Did Not Disclose
Part I - Gender Identity
Directors	2	8	-	-
Part II - Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	2	1	-	-
Hispanic or Latinx	-	-	-	-
Middle Eastern	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	5	-
Two or More Races or Ethnicities	-	-	-	-
LBGTQ+	-	-	-	-

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COMPANY OVERVIEW AND BUSINESS STRATEGY

CSG is a leader in innovative customer engagement, revenue management and payments solutions that make ordinary customer experiences extraordinary. Our cloud-first architecture and customer-obsessed mindset help companies around the world launch new digital services, expand into new markets, and create dynamic experiences that capture new customers and build brand loyalty. For nearly 40 years, CSG’s technologies and people have helped some of the world’s most recognizable brands solve their toughest business challenges and evolve to meet the demands of today’s digital economy with future-ready solutions that drive exceptional customer experiences. With over 5,200 employees in over 20 countries, CSG is the trusted technology provider for leading global brands in telecommunications, retail, financial services, and healthcare. Our solutions deliver real world outcomes to more than 900 customers in over 120 countries.

Our award-winning solutions are built on proven public and private cloud platforms, available out-of-the-box, custom, or through end-to-end managed services. Specifically, our software-as-a-service (“SaaS”) solutions help our customers:

Improve customer engagement and reduce churn;

Reduce operating expenses and run their businesses more efficiently;

Quickly launch new digital services; and

Enter new markets and compete and win in an ever-changing global marketplace.

2021 BUSINESS HIGHLIGHTS

2021 was a banner year for CSG and proves the health and resilience of our business. We reported profitable operating results with strong cash flows and a very healthy balance sheet as we continued to execute upon our strategic initiatives. Key highlights of our 2021 performance include the following:

Surpassed $1 billion in revenue for the first time in company history and grew revenue by 6% in the year, with the majority driven by organic growth, our best annual result in over 10 years;

Expanded our leadership position in the North American PayTV and broadband business with landmark contract renewals with Charter Communications and DISH Network, by continuing to deepen our relationships with these customers and by deploying new solutions that help differentiate the customer and employee experience;

Strengthened our position as the top challenger brand in the wireless and telecommunications revenue management market with several large, new customer wins including Mobily, CBTS and TalkTalk;

Continued our industry diversification efforts by increasing revenue from verticals outside the Communications Service Provider (CSP) industry to $255 million, or approximately 24% of our revenue;

Grew our sales pipeline to an all-time high, as our global sales team continues to compete and win in the market; and

Continued high visibility into our revenue over the next twelve months.

Additionally, we believe our holistic approach to capital allocation, which balances internal investments with shareholder remuneration, will maximize long-term shareholder value. During the year, we:

Drove innovation and technology leadership with $135 million of research and development investments in our revenue management, customer engagement, and payment solutions, enabling a growing list of companies around the world to provide a more personalized customer experience while monetizing new digital products and services; and

Returned $69 million to shareholders through a combination of $33 million in quarterly dividend payments and $36 million in common stock repurchases under a stock repurchase program. Our 2021 dividend increased 6% from the prior year.

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GOVERNANCE PRACTICES

Our corporate governance practices, summarized below, are reviewed regularly. We believe they reflect best practices.

NEW: Board-level oversight (through the Nominating and Corporate Governance Committee) of Environmental, Social and Governance (“ESG”)	Meaningful director and executive share ownership guidelines
Majority voting for uncontested director elections and plurality voting for contested director elections	Anti-hedging and anti-pledging policy for all directors and executive officers
Independent Chair of the Board	Annual independent director evaluation of the CEO
All directors are independent (other than our Chief Executive Officer)	Code of Ethics and Business Conduct applicable to directors, officers, and employees
Regular executive sessions of independent directors	Regular shareholder engagement to understand shareholders’ views and insights
Independent Audit, Compensation, and Nominating and Corporate Governance Committees	Annual shareholder advisory vote on named executive officer compensation
Audit Committee is updated quarterly on accounting, audit, legal, compliance, privacy and cybersecurity matters	Limitations on compensation given to our named executive officers (to include no excise tax gross-ups) upon the occurrence of a change of control
Independent compensation consultant	Compensation recovery and clawback policy
Structured annual evaluation of the Board, its committees, and the individual directors, conducted by an independent third-party governance expert	Limited perquisites or other benefits
Board engagement in long-term succession planning and talent management discussions	No evergreen provisions for equity plans

COMPENSATION HIGHLIGHTS

Our compensation program is designed to attract and retain highly qualified executives and create incentive compensation opportunities aligned with our strategic goals, long-term shareholder value, and evolving competitive and governance practices.

Executive compensation highlights for 2021 include:

  The portion of total target compensation based on the achievement of key financial and operational measures was 57% for our CEO and, on average, approximately 55% for our other named executive officers (“NEOs”);

  We had strong financial performance, finishing at the high-end of our predetermined revenue target, and as a result our NEOs earned an annual performance bonus payout for the 2021 fiscal year at 130% of target;

  Of the votes cast on our 2021 say-on-pay proposal, over 79.1% were in favor of our executive compensation program and policies; and

  Even with the COVID-19 pandemic continuing in 2021, we delivered on all of our 2021 performance-based long-term incentive (“LTI”) award’s objectives (revenue, non-GAAP EPS and “impact minutes”), resulting in our NEOs earning an overall weighted achievement of 104.9% of the target shares.

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CORPORATE GOVERNANCE
AND BOARD OF DIRECTORS

OVERVIEW

As described in this section, the Board has formalized several policies, procedures, and standards of sound corporate governance. We continue to monitor best practices and legal and regulatory developments with a view to refining our governance policies and procedures, as appropriate. The Board encourages you to visit the governance page on our website at http://ir.csgi.com/documents.cfm, which provides information about our corporate governance practices and includes the following documents:

Board Committee Charters;

Code of Ethics and Business Conduct;

Corporate Governance Guidelines; and

Share Ownership Policy.

We will disclose on our website any amendments to our Code of Ethics and Business Conduct, or any waiver of a provision of our Code of Ethics and Business Conduct that is required to be disclosed under applicable SEC rules.

Information contained on, or accessible through, our website is not part of, or incorporated by reference in, this proxy statement.

BOARD LEADERSHIP STRUCTURE

The Board does not have a policy regarding separation of the roles of CEO and Chair of the Board. The Board believes it is in the best interests of the Company to determine the appropriate leadership structure based on current circumstances. The Board has determined that an independent director serving as Chair is in our best interests at this time. Since 2010, Mr. Reed has served as Chair of the Board and since February 2021, Mr. Cooper has served as Vice-Chair of the Board. In light of Mr. Reed’s term as a director ceasing at the Annual Meeting, in February 2022 the Board appointed Mr. Cooper as Chair of the Board effective following the Annual Meeting. Mr. Cooper will continue CSG’s long history of having an independent director as Chair of the Board. Our Board believes that an independent director serving as Chair ensures that the independent directors have a significant role in the active oversight of our business, including overseeing risk management, setting agendas, and establishing Board priorities and procedures. In the future, if the Board believes it would be in the best interests of the Company and our shareholders, the Board may decide that one person should serve as both CEO and Chair of the Board.

RISK AND COMPLIANCE OVERSIGHT

OVERALL RISK APPROACH

The Board is responsible for oversight of our risks, including establishing our risk appetite and overseeing our risk management framework. The Board recognizes that effective risk oversight is important to the success of our strategy and is an integral part of its fiduciary duties to the Company and our shareholders. The Board believes taking well-considered risk is a critical component of innovation and effective leadership, but also recognizes that imprudently accepting risk or failing to appropriately identify and mitigate risk could negatively impact our business and shareholder value. The Board therefore seeks to foster a risk-aware culture that conforms to an established risk appetite framework while encouraging thoughtful risk taking in pursuit of the Company’s strategic initiatives.

The Board exercises its risk oversight primarily through management, an Executive Business Risk Committee, and the Audit Committee, as described below. The Board believes our current leadership structure facilitates its oversight of risk by combining independent leadership through the Board and the Audit Committee, with an experienced Executive Business Risk Committee whose members have intimate knowledge of our business, industry, and challenges.

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EXECUTIVE BUSINESS RISK COMMITTEE

The Executive Business Risk Committee—which is made up of our executive officers and our General Counsel, is chaired and coordinated by our Chief Risk Officer.

BOARD COMMITTEE OVERSIGHT

The Audit Committee receives quarterly reports on risk-related matters from four sources:

The Head of Internal Audit reports directly to the Chair of the Audit Committee and prepares reports for the Audit Committee summarizing the results of internal audits and the related risks, issues and activities.

Our Head of Compliance reports directly to the Chair of the Audit Committee and prepares reports for the Audit Committee summarizing compliance risks, issues, and activities.

Our Chief Information Security Officer reports on our information security governance program and related risks, issues and activities.

Our Chief Risk Officer reports on our overall risk and compliance management program and related top risks, issues and activities.

In addition, our Compensation Committee and Nominating and Corporate Governance Committee monitor risks in their respective areas of responsibility, and keep the Board informed of any specific risks through regular reports.

RISK ASSESSMENT AND MITIGATION PROGRAM

We maintain a formal risk assessment and risk mitigation program that is administered by our Chief Risk Officer. Our executive officers, in conjunction with members of our Risk and Security organizations, review this program periodically throughout the year. This program has three goals: identify those risks that are most likely to affect our business; assign individual executives to be responsible for monitoring and mitigating each of those risks; and provide a formal mechanism for the assigned executives to report back periodically on the adequacy and effect of mitigation efforts. The Audit Committee and the Board review the results of this program at each regularly scheduled meeting.

INFORMATION SECURITY GOVERNANCE PROGRAM

The following chart outlines our information security governance program structure and controls:

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RISK MANAGEMENT STRUCTURE AND RESPONSIBILITIES

The following chart outlines our risk management structure and responsibilities:

BOARD OF DIRECTORS
Oversees Major Risks
Strategic and Competitive Financial	Legal and Regulatory Operational	Cybersecurity Brand and Reputational

Audit Committee

Primary Risk Oversight

Financial statement integrity and reporting

Major financial and other business risk exposures

Information security, technology, and privacy and data protection

Risk management framework

Legal, regulatory and compliance

Internal controls

Compensation Committee Primary Risk Oversight Compensation and performance evaluation of executive officers Incentive compensation programs

Nominating and Corporate Governance Committee

Primary Risk Oversight

Governance structure and processes

Board performance

Shareholder concerns (including sustainability)

Independent director compensation policies and practices

Succession planning for executive officers

Environmental, Social and Governance (ESG)

MANAGEMENT
Key Risk Responsibilities
Operating units identify and manage business risks	Central functions design risk framework, including setting boundaries and monitoring risk appetite	Internal audit provides independent assurance on design and effectiveness of internal controls and governance processes

ANNUAL BOARD EVALUATION PROCESS

The Board is committed to a rigorous annual self-evaluation. The Chair of the Nominating and Corporate Governance Committee coordinates an annual evaluation process that is conducted by an independent, third-party consultant. Spencer Stuart, our consultant for 2021, surveyed the full Board and select management team members to evaluate the Board’s and the Board committees’ performance and procedures to determine whether they were functioning effectively. The consultant also collected and provided personalized feedback on the performance and contributions of each individual Board member. The results of the annual evaluation were reviewed by the Nominating and Corporate Governance Committee and provided to the full Board for their consideration. Regular annual Board evaluations will continue to include a Board survey process.

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BOARD REFRESHMENT POLICIES

The Board does not have a mandatory retirement age or term limits because we believe such fixed rules do not recognize the continuing contributions of directors who have developed experience with, and insight into, the Company. However, the Board understands there is value in regularly refreshing its composition. To further our Board refreshment goals, Ms. Obuchowski and Mr. Reed have not been nominated for re-election to the Board and their respective terms will end at the Annual Meeting.

WHAT WE LOOK FOR IN DIRECTOR NOMINEES

In recommending nominees for election as directors, the Nominating and Corporate Governance Committee (“NCG Committee”) reviews the present composition of the Board to determine if additional qualities, skills, and expertise would help the Board and its committees properly discharge their responsibilities. When there is a need, the NCG Committee utilizes the services of executive search firms with well-established board practices to help identify and recruit qualified director nominees. When identifying and assessing a candidate’s qualifications, the NCG Committee considers, among other things:

the candidate’s background, reputation, independence, experience, skills, and judgment;

the candidate’s ability and willingness to devote the required amount of time to serve as a Board member and as a member of one or more Board committees;

the candidate’s other business and professional commitments and potential conflicts of interest; and

the number and type of other boards on which the candidate serves.

Although we do not currently have a written policy on diversity, the NCG Committee values and seeks diversity when recruiting and nominating directors. We define “diversity” in its broadest sense and believe it encompasses many attributes, including background, experience, skills, substantive expertise, age, gender, ethnicity, geography, and education. Our Board is particularly interested in assembling a group of directors who represent our customers and also have experience in operations, finance, accounting, marketing, human resources, sales, and domestic and international business—particularly in the technology and communication service provider and related industries. We also consider whether nominees are active or retired executive officers of public or private companies and whether they have ever served on the board of a public company.

We expect Board members to display the personal attributes necessary to be effective directors: integrity, sound judgment, independence, ability to operate collaboratively, and a fiduciary commitment to the Company and our shareholders. We believe the current members of our Board have a diverse set of business and personal experience, backgrounds, and expertise, and that they all share the personal attributes described above.

The following chart outlines the areas of expertise that each continuing director on the Board possesses. For more information, please see the directors’ biographies, which begin on page 27.

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BOARD OF DIRECTORS

SKILLS & EXPERIENCE

Name	Accounting/ Financial Management	Corporate Governance	Cyber- security	Executive Leadership	Global Business	Human Capital Management	Marketing / Sales	Mergers / Acquisitions	Strategy	Technology/ Innovation
David G. Barnes
Gregory A. Conley
Ronald H. Cooper
Marwan H. Fawaz
Dr. Rajan Naik
Brian A. Shepherd
Frank V. Sica
Haiyan Song
Silvio Tavares
Tse Li “Lily” Yang

NEW DIRECTOR SINCE THE LAST ANNUAL MEETING

The Board engages a third-party search firm, Heidrick & Struggles, in its search for new director candidates. As part of its engagement, Heidrick & Struggles identified Mr. Gregory A. Conley as a nominee for director, and in October 2021 the Board appointed Mr. Conley as a new director. Mr. Conley is the sixth new independent director to join our Board in the past five years. We believe the appointment of these new directors demonstrates our ongoing emphasis on good corporate governance, as we continue to refresh the talent, skills, diversity and experience that are represented by the members of our Board.

Mr. Conley brings over 30 years of experience in the technology and software industries having served as CEO of Aha! Software, a privately held predictive analytics and cloud computing company, as CEO of Odyssey Group, a Switzerland-based technology services and software company, and as CEO of Verio, a leading global provider of hosting and network services. Prior to these roles, Mr. Conley was the Global General Manager of e-markets and Global General Manager of Travel and Transportation Industries at IBM.

SHAREHOLDER RECOMMENDED DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee will consider qualified nominees recommended by our shareholders for election as directors in the same manner that the committee considers other director candidates. A shareholder who wishes to recommend a nominee for the Board should submit the recommendation in writing to the Secretary of the Company indicating the proposed nominee’s qualifications and other relevant biographical information and providing written confirmation that the proposed nominee consents to serve as a director if nominated and elected. See Shareholder Proposals for additional requirements and information. Our Secretary will forward qualifying recommendations from shareholders to the Chair of the Nominating and Corporate Governance Committee for further review and consideration. Our bylaws provide that shareholder nominations for election to the Board are subject to certain advance notice and informational requirements. Shareholders may obtain a copy of the relevant bylaw provisions from our Secretary at CSG Systems International, Inc., 6175 S. Willow Drive, Greenwood Village, Colorado, 80111.

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BOARD COMMITTEES

The charters for all three of the Board’s standing committees are available on our website at http://ir.csgi.com/documents.cfm. All of the members of the Board’s committees are independent.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David G. Barnes
Gregory A. Conley
Ronald H. Cooper
Marwan H. Fawaz
Dr. Rajan Naik
Janice I. Obuchowski[1]
Donald B. Reed [1]
Brian A. Shepherd
Frank V. Sica
Haiyan Song
Silvio Tavares
Tse Li “Lily” Yang
Chair	Member	Financial Expert
(1)

Due to continued Board refreshment activity, Mr. Reed and Ms. Obuchowski were not nominated for re-election to the Board. They will remain on their respective committees through the Annual Meeting.

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AUDIT COMMITTEE

Number of Meetings in 2021: 4

The Audit Committee’s primary purposes are to oversee our accounting and financial reporting processes, the audits of our financial statements, and our risk and compliance management programs, including cybersecurity.

All members of the Audit Committee satisfy all Nasdaq and SEC requirements applicable to audit committee members, and all members of the Audit Committee are “independent” as defined by the SEC and Nasdaq rules and regulations. The Board has determined that Mr. Barnes, Mr. Cooper, Mr. Reed, Mr. Tavares, and Ms. Yang are “audit committee financial experts” as defined by applicable SEC rules.

COMPENSATION COMMITTEE

Number of Meetings in 2021: 5

The Compensation Committee’s primary purposes are to review and recommend senior management compensation and benefit policies, evaluate the performance of our executive officers, and review and recommend the compensation of our executive officers. In addition, the Compensation Committee has independent authority to administer and grant equity awards under our equity plans and annual performance bonuses for executive officers. The Compensation Committee also is responsible for ongoing oversight and evaluation of our compensation policies and practices for employees generally as they relate to risk management. The Compensation Committee may delegate any of its responsibilities to a subcommittee or the Chair of the Compensation Committee. The Compensation Committee may also delegate to one or more of our officers the authority to grant awards to non-executive officers and employees under our equity compensation plans. In 2021, the Compensation Committee delegated to the CEO the authority to grant equity awards to non-executive officers and other employees.

All members of the Compensation Committee satisfy all Nasdaq and SEC requirements applicable to compensation committee members, and all members of the Compensation Committee are “independent” as defined by the SEC and Nasdaq rules and regulations.

Determining Executive Officer Compensation and Use of Independent Compensation Consultant

To assist the Compensation Committee with its responsibilities, the Compensation Committee retains an independent compensation consultant, consults with our CEO (other than with respect to compensation decisions for the CEO) and our Chief People and Places Officer, and draws upon the extensive business experience of its members. The Compensation Committee directs the independent compensation consultant to prepare a comprehensive formal assessment of the competitiveness of our executive officer compensation program, including a comparison of the principal components of our program (base salaries, performance bonuses, and equity awards) and other compensation program elements with those of a peer group of other public companies as well as industry practices. The Compensation Committee considers this assessment and other data provided by the independent compensation consultant in arriving at its decisions or recommendations to the Board with respect to base salaries, performance bonuses, long-term incentives, and other compensation program elements for our executive officers. For additional information about our executive compensation program, processes, and procedures, see Compensation Discussion and Analysis.

The Compensation Committee periodically evaluates the qualifications of its independent compensation consultant. The Compensation Committee has engaged Exequity as its independent compensation consultant. During 2021, Exequity provided executive compensation guidance to the Compensation Committee and did not provide any other services to the Company. During 2021, the Compensation Committee requested information from Exequity, our executives, and our Board members in order to assess the independence of Exequity as the Compensation Committee’s compensation consultant and to determine whether Exequity’s work raised any conflict of interest. Based on the information provided, the Compensation Committee determined that Exequity was independent and that the work of Exequity did not raise a conflict of interest.

Determining Non-Employee Director Equity Awards

The Compensation Committee considers relevant information provided by the independent compensation consultant and the recommendations of our Nominating and Corporate Governance Committee and the Board as it relates to awarding of equity to our non-employee directors.

Risks Related to Compensation Policies and Practices for All Employees

The Compensation Committee does not believe that risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. A number of the factors considered by the Compensation Committee when it develops executive compensation recommendations have the effect of mitigating risk. Additionally, executive officers and certain members of senior management regularly review our employee compensation policies and practices, including the elements of our compensation programs, to determine whether any element or program design encourages excessive risk taking. For additional information about the factors the Board and senior management consider that reduces the likelihood of excessive risk taking, see Risk and Compliance Oversight and Compensation Discussion and Analysis.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Number of Meetings in 2021: 4

The Nominating and Corporate Governance Committee’s primary purposes are to identify individuals qualified to become Board members; recommend to the Board nominees for election as directors and directors for appointment to Board committees; evaluate the Board’s performance, in conjunction with the formal and structured annual Board evaluation process conducted by an independent third-party governance expert; review and recommend the compensation of our directors; oversee and support company commitments to ESG and other public policy initiatives as they pertain to business objectives and long-term strategy; and develop and recommend for Board approval our Corporate Governance Guidelines and Code of Ethics and Business Conduct.

All members of the Nominating and Corporate Governance Committee are “independent” as defined by the SEC and Nasdaq rules and regulations.

ESG PRACTICE

CSG recognizes it has a responsibility to operate responsibly and sustainably to support the company’s goal to envision, invent, and shape a better, future-ready world by doing what’s right for shareholders, customers, team members and the communities where they operate. The company is committed to strong corporate governance policies and the management of environmental, social and governance practices that focus on team members and culture, social responsibility and environmental stewardship.

ESG HIGHLIGHTS

Environment

CSG recognizes that it has a responsibility to the environment beyond legal and regulatory requirements. We believe in protecting the environment and are working towards announcing our carbon commitment. We are committed to reducing our environmental impact by establishing a baseline to drive improvement in our environmental performance as part of our ongoing business strategy and operating methods. To further our commitment, in 2022 we will leverage science-based research to establish a baseline and target goals that align with Greenhouse Gas (GHG) Protocol and are consistent with the SASB and TCFD frameworks. We encourage customers, suppliers, and other stakeholders to do the same.

We also continue to seek opportunities to reduce consumption of water, electricity, and gas through improved processes and upgrades. We strive to reduce the quantity of non-hazardous materials sent to landfill by increasing reuse and recycling opportunities. We are committed to comply with and achieve all relevant domestic and international regulatory requirements, continually improve, and monitor environmental performance as well as reduce environmental impacts, incorporate environmental factors into business decisions and increase employee awareness and training.

Social

Diversity, Equity & Inclusion (DEI)

CSG is committed to building and fostering a diverse, supportive, and inclusive work environment where individuality is valued, and our people can flourish and grow. We believe our workforce should not only reflect the world in which we live, but also our customers, and that we are stronger because of our differences. By embracing various backgrounds, attributes, experiences, and perspectives, we will help our team members, customers and communities thrive, while together, we work toward making social equality a reality.

To channel the power of all and make ordinary customer and employee experiences extraordinary, we are full steam ahead on a journey to have the best, most globally diverse workforce where each person can thrive. Our journey has the full commitment from our Board, and our executive leadership team, including the company’s Chief Diversity & Social Responsibility Officer.

DEI Strategic Focus Areas

In 2021, we continued to evolve our DEI journey by conducting our first DEI Assessment to better understand the experiences of team members of all different backgrounds, identify biases in our human capital practices, and use data to identify bias.

The Board of Directors and our executive leadership team have been consistent in their engagement, support, and ownership of advancing DEI across our company. Reporting on DEI progress and metrics is shared with the Board quarterly, in addition to ESG oversight in the Nominating and Governance Committee.

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Leadership Accountability

The leadership team has demonstrated an unwavering commitment to making sustainable change and progress to create a globally diverse, equitable and inclusive CSG. This commitment starts with the Board and their investment in ESG, to our CEO who has been a champion for all CSGers (current and future) to experience a culture where everyone belongs. Our leaders are committed to learning, creating action plans to improve metrics and using data to measure progress. In 2021, leaders at the Executive Director and above levels attended Inclusive Leadership training, and those participants are invited to attend a quarterly forum that will continue through 2023.

In 2021, we invested time and resources in building a robust data and reporting infrastructure to ensure we could measure progress, identify areas to improve and create more transparency into our employee journey experience, including diversity and inclusion metrics. The senior leadership team received regular insights with data on a variety of metrics including representation, inclusion survey scores, progress and employee feedback.

To further enhance our commitment to creating a globally diverse, equitable and inclusive company, a 10% modifier, based on the Company’s progress on its diversity, equity, and inclusion program, has been added to the 2022 short-term incentive bonus plan for our NEOs and all Senior Vice Presidents and above.

Talent & Workforce Diversity

We are committed to ensuring all the people whom we attract, recruit, develop, and retain feel safe, valued, and heard. Our belief is that true inclusion means everyone is accepted and supported so they can thrive at CSG. The global DEI team partners closely with the talent acquisition team and hiring managers on this front.

In 2021, we partnered with Women in Cable Telecommunications Network, which provides leadership development, mentoring, and recruitment opportunities for women in media, entertainment, and technology.

In 2022, we are setting goals to diversify our talent pipeline and remove bias. This includes launching a new tool that will scan and remove gender biased language in job descriptions and the launch of an internal talent marketplace. We seek to leverage our flexible first model to recruit from more geographic locations attracting new talent to our organization.

Inclusion Programming & Employee Education

In 2021, we launched our DEI Meet Up series which featured internal and external speakers who delivered thought leadership and engaging discussion around a range of topics including Black History Month, International Women’s Day, Asian American Pacific Islander Heritage, and Hispanic Heritage Month.

Our newly formed Employee Belonging Groups began in 2021 and were formalized in early 2022. These employee led groups with executive sponsorship offer community, courageous conversation, and awareness activities. They include WE LEaD (supporting women), Pride@CSG (supporting LGBTQ+), and Aspiring Allies (allies supporting underrepresented groups).

We are focused on global inclusion with local relevance for over 5,200 employees representing over 20 countries. In 2022 we are launching new mandatory DEI training for all employees, a quarterly Inclusion Lab in each of our regions, and dynamic virtual and micro-learning opportunities. In 2021, we hosted our first Inclusive Leadership training for leaders and have expanded that program through 2022 as a DEI Forum that meets quarterly.

CSG strives to align most of our social responsibility and impact activity with the United Nations Sustainable Development Goals.

Social Impact & Responsibility

We are committed to making a bigger community impact by creating new opportunities and access for underrepresented communities, protecting the environment, and developing technology solutions that foster digital inclusivity. Our commitment starts with our team members being active in our local communities. We aspire to envision, invent, and create a better, more future ready world by channeling the power of all. To accomplish that, we are focusing on these key areas:

Expanding Our Community Impact

We support Community Based Organizations (“CBOs”) that enable women and people of color the opportunity to participate, thrive, and make a lasting impact on the technology industry across the globe. We expanded our partnerships with CBOs like Cape Innovation and Technology in South Africa, and established new ones with Girls Who Code and WeMakeChange. In addition, we implemented our first Global Day of Action, where we gave every team member an opportunity to spend a day of service in the community, for an impact activity of their choosing.

We are proud of being a people first organization. Our leaders and colleagues mobilized our Company to accelerate our community impact work and pledged thousands of dollars to India during the height of the COVID-19 pandemic. With more than 1,000 employees in the country, our focus was to ensure team members were safe and supported. Our commitment to those affected by COVID-19 aligns not only with our Guiding Principles but our role as a purpose driven company.

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Enhancing Our Environmental Stewardship

With offices in 20 countries and serving customers in 120 countries, this is a vital and important focus area. We are working with our partners who are committed to reducing and recycling waste, investing in green energy, and responsible sourcing to create a more sustainable future. CSG has made a commitment to join the UN Global Compact.

Enabling Digital Inclusion

We strive to develop solutions that make the world more future-ready with technology solutions that promote social progress and make navigating the digital world easier.

Governance

Our ESG Workgroup, established in 2021 with oversight by our Chief Diversity & Social Responsibility Officer, is comprised of leaders from key areas across the Company with responsibility for business operations aligned to our ESG focus areas. In 2022, we will incorporate guidance from the Sustainability Accounting Standards Board (SASB), Task Force on Climate-related Financial Disclosures (TCFD) and the United Nations Global Compact. As we continue to evolve our ESG practice, we’re committed to sharing progress through our Global Impact Report in 2022 and beyond.

HUMAN CAPITAL MANAGEMENT

OUR CULTURE AND PEOPLE PHILOSOPHY

We believe that our culture and our people are a competitive differentiator in the marketplace. As a result, our success is dependent upon our ability to attract, develop, and retain this talented, energized and diverse stakeholder group. With that in mind, we have introduced a framework that outlines our ethos for how we serve not only our customers and each other, but the communities in which we operate.

Delivering on our greater purpose and mission at speed and scale while delighting our customers and supporting our team members’ growth, wellbeing, and happiness requires a people and culture philosophy that accelerates sustainable growth and innovation across three pillars:

Leading the Future of Work	Winning with Talent	Grow@CSG

through our Flexible First approach, optimizing physical space to engage and inspire; providing programs and events focusing on wellbeing and mental health of all team members; and inspiring collaborative and connected teams. Today, approximately 90% of our team members have the option to work from home when it makes sense for them, their team, and the business.

by attracting and retaining the best, most diverse global talent; accelerating time to productivity, togetherness, and engagement; embedding diversity, equity, and inclusion considerations into our strategy, and ensuring our global team members thrive in an inclusive environment. In 2021, in addition to our already competitive pay and benefits, we introduced many new benefits that focused on the “whole person” designed to promote mental and physical wellness.

by developing bold, agile, inventive team members and leaders; innovating on talent development and succession planning; and expanding cross-company and cross-unit rotations and promotions. In 2021, we expanded our curated and personalized learning platform and launched an internal talent marketplace, which allows our team members to browse open roles, see their skills match for roles they might be interested in, and receive curated learning pathways designed to provide them the skills they need to take on more responsibility or move to an entirely different role or department.

We believe that our culture and our team members are a key reason our customers trust us with their mission-critical technology platforms and to help them achieve their business goals and objectives. Each and every day, we recognize that our success depends on the joyful determination of our greatest asset—our people. That’s why we are committed to being the global employer of choice for the best, most diverse, global talent, and we measure our progress based on our team members’ connection to our mission and culture.

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We’re committed to honoring our team members’ power to choose—to choose their future, to choose when and where to work, to choose their growth path and opportunities, and to choose to connect with others in the way that works best for them. Whether through our internal talent marketplace, our CSG University on-demand learning, our onboarding communities, our team member belonging groups, our global networking lunch clubs, our two days of paid volunteer time off for every team member around the globe, or our wellness, togetherness, and fitness challenges—we support our team members as they cultivate their whole selves in order to power a better experience for our customers, a better CSG, and a better, more future-ready world.

U.S. RACE AND ETHNICITY BREAKDOWN

People of color comprise 31% of our U.S.-based employees.

HOW WE LEAD

Our Commitment Starts at the Top

Leadership with authenticity, transparency and integrity is the key to our success and shaping a better, future-ready world. Our CEO, Brian Shepherd, and our entire executive leadership team are passionate about being the employer of choice for the best, most diverse global talent. We show our commitment by providing an exceptional team member experience for our teammates from application to alumni.

Our Board of Directors also views our team members as our most critical asset, and regularly receives briefings on initiatives and innovations designed to advance the team member experience and further the personal and professional growth of all our teammates. Our Board and our executive leadership team work together to create an authentic, collaborative, and inclusive environment. We honor our commitment to diversity by having a designated Chief Diversity and Social Responsibility Officer. In addition, beginning in 2022, our executive leadership team demonstrates their commitment to diversity, equity, and inclusion by tying a portion of their short-term incentive bonus to progress on diversity, equity, and inclusion metrics.

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At CSG, how we do things is just as important as what we do. Every coaching conversation, talent assessment, and succession planning session includes an evaluation of strengths and opportunities of each team member’s modeling of our Guiding Principles. Our performance management process has been upgraded to include both goal achievement and demonstration of the Guiding Principles in our day-to-day behavior as equally important components of performance.

Communication

CSG has an open and transparent communications approach that connects team members to one another and to our business purpose. As we advance our Flexible First philosophy we meet team members where they are so that they have access to news, information, and resources that help them do their job, foster belonging, and understand how their contributions make an impact to our culture and success. Centered on opportunities to provide forums for leaders and team members to interact, such as global town halls, all-hands meetings, round tables and small group meet ups, CSG shares company news and information across a variety of digital platforms focusing on timeliness, relevancy, personalization, and ease of access. We also take every opportunity to take questions live from our team members with frequent “ask me anything” sessions with executive leadership.

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OUR CSG EMPLOYEE JOURNEY EXPERIENCE

At CSG, we strive to ensure our employee journey experience, from attraction to alumni, enables personal and professional growth at all stages while ensuring wellbeing, safety, and inclusion.

ATTRACT

Our objective is to be the employer of choice for the best, most globally diverse talent. With an average tenure of 8 years and a low attrition rate, our Talent Acquisition team focuses on finding candidates with the right skills who also live our Guiding Principles in action and exhibit the power of joyful determination. Working around the globe, our recruiters use technology—including our internal talent marketplace—combined with the power of personal connection to find exceptional individuals, including through sourcing strategies for underrepresented groups, our internship program, and internal referrals.

WELCOME

In light of our Flexible First workplace philosophy, our welcome program has evolved to accommodate a globally distributed team, with varying schedules and work locations. We greet new team members with welcome kits, and assign them to an onboarding cohort and a CSG Connect ambassador. Providing access to resources provides a safe space for learning and growth and sets the tone for the authentic team member experience that each team member will contribute to and shape in the years to come. Our investment in setting our people up for success has led to a 92% team member satisfaction rating of our onboarding experience.

“So far the whole onboarding has been a great experience - from the 1st interaction with the recruiter to HR doing my induction! Superb.”
-New CSGer

GROW@CSG

At CSG, we are agile, bold, and inventive. We apply a learning and system thinking mindset to strive for continuous improvement and efficiency gains as part of what we do every day.

Internal Talent Marketplace

We believe in creating an environment where our team members are constantly learning, developing, and growing—whether in their current roles, through community involvement, or by developing skills to take them to the next level or a totally different career. All CSG team members have access to our internal talent marketplace, which allows them to browse open roles, see their skills match for roles they might be interested in, and receive curated learning pathways designed to help them develop the skills they need to take on more responsibility or move to an entirely different role or department.

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Continuing Education

As part of our whole person philosophy, we encourage CSG team members to pursue higher education, whether or not related to their current roles. Our global Tuition Assistance Program provides CSG team members the opportunity to receive help funding their higher education goals at a wide range of global accredited schools.

DevOps For All

CSG’s Agile CAFÉ (CSG’s Agility Framework and Enablement) program provides learning and development opportunities to empower CSG teams with the knowledge and tools they need to work well together and provide value as we implement our enterprise-level DevOps Best Practices. Our Agile CAFÉ learning program leverages industry-leading methodologies while focusing specifically on how those methodologies can be used at CSG. The Agile CAFÉ creates consistency, alignment, and a common understanding within the adoption to CSG’s industry-leading DevOps culture and helps us execute to deliver value.

LEAD

Developing Coaches

At CSG, we believe we are at our best when we bring our authentic selves to work. When our leaders are trained to coach and develop team members and to be visionaries for the future of CSG, our customers, and our communities, we all win by employing a servant leadership model.

In 2022, we are launching a refreshed Ignite Leadership course for all front line managers. Ignite Leadership provides a foundation for our philosophy of coaching the whole person, leading inclusively, and improving communications between leaders and their teams. When combined with our Level Up series for more senior leaders, and our Skill-Up series for all people leaders, we believe that our agile and inclusive approach to leadership development will enable us to drive a coaching culture throughout the organization and is designed to ensure our teams are set up for success both personally and professionally.

CSG’s Leadership Principles

Leadership at CSG is multi-dimensional and focused on the concepts of “Leading Self, Leading the Team and Leading the Business.” We believe strong leaders are first and foremost self-aware and purposeful in continuous improvement and development - both personally and professionally. Our leaders are expected to demonstrate the core values represented by our Guiding Principles coupled with a servant leadership framework. We understand the significant responsibility we have to lead our teams to both deliver on goals and objectives and to demonstrate respect for one another. Leaders at CSG focus on strategic objectives that advance the goals of the organization and provide vision that inspires everyone on the team.

Investing in the Development of Diverse Leaders

We believe that being the employer of choice for the best, most globally diverse talent is a competitive advantage and the right thing to do. We are champions of increasing the presence of women and people of color in leadership positions and across the technology and telecommunications, cable, and satellite industry. We provide support systems to help all team members advance in their careers. This includes development opportunities that provide a clear path for growth, including curated learning paths, while strengthening the representation of women and people of color in our leadership ranks.

Internship Program

Designed for students enrolled in undergraduate programs, our internship program focuses on developing technical skills, and business skills and providing mentorship through real work experience. We recruit interns from all fields of study, including computer science, engineering, marketing, sales, human resources, communications, and business. From day one, students are immersed in real projects, collaborating with some of the best and brightest in the industry and gaining experience to power their careers and personal growth.

Since the internship program began in 2016, 65% of our interns have converted to full or part-time employment following their internship.

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INCLUDE

In 2021, we centered our approach to cultivating the best culture by starting with Inclusion; where the thoughts, perspectives and ideas of all individuals are respected and valued. Our approach emphasizes meeting the needs of all team members beyond psychological and physical safety, where all groups have the same access to power and opportunity.

This started with our continuous celebration of culture and heritage across the globe. We celebrate days, months, and people of significance in every region throughout the year to build community and bring awareness to employee experience and identity.

Our annual Inclusion Survey, which launched in 2021, gave us an opportunity to learn more about the rich diversity of our global workforce, their experiences, and perception of our culture. We have set goals to continue improving the results of our Inclusion Survey each year. The feedback from the survey informs how we address each stage of the employee life-cycle starting with attracting talent and our welcoming program.

REWARD

Our total rewards package combines competitive pay and world-class benefits for all of our team members. This includes our Flexible First workplace philosophy, base pay, short- and long-term incentives, and exceptional health and welfare benefits, including paid parental leave, two paid days of volunteer time off, unlimited paid time off for our exempt U.S. based team members, and retirement benefits.

Long-Term Incentives

We make significant yearly grants of discretionary equity awards in the form of restricted stock or restricted stock units to individuals other than our executive leadership to create an opportunity for CSGers to share in our Company’s success and the value we create together.

Pay Equity

Our goal is to ensure equitable pay by role and level while supporting pay for performance. We are constantly evaluating our pay to ensure equity and consistent treatment across our entire team through pay equity audits and random checks to confirm our compensation programs are based on performance and free from bias. Throughout our compensation cycle, we are committed to:

Education for all managers and team members about fair pay practices and reducing unconscious bias in pay decisions;

Transparency in our compensation philosophy and awards; and

Designing our hiring, promotion, and compensation decisions to promote pay equity.

We do not request current or past salary information on our employment applications. In addition, we believe that transparency in compensation decisions and pay ranges is critical to promoting fair pay, and as such we post salary ranges on all U.S. job postings.

Recognition

Over the years, CSG has created an environment that encourages moments of thanks through formal and informal programs. Employee recognition is a foundational aspect of everyday life at CSG, helping us bring our teams together to celebrate big wins and everyday moments. Our goals are to:

Foster a culture of appreciation and gratitude;

Celebrate moments that matter, both personally and professionally; and

Applaud those living our Guiding Principles.

Our approach to team member recognition is fluid and agile. Rather than creating a one-size-fits-all program for the entire Company, we provide flexibility and options to allow for a more meaningful experience for our team members. We provide standard, formal recognition opportunities through a corporate managed program, while at the same time encouraging our regional/functional partners to create programs that are meaningful to them.

BE WELL

An important part of our “whole person” philosophy is being mindful of the wellbeing of our team members and their families. To that end, we provide health benefits and services and sponsor other initiatives designed to promote mental and physical wellness.

Health Insurance

CSG’s competitive benefits provide choices to meet the diverse needs of our team members. In the U.S., we offer a choice of medical coverage plans as well as prescription drug, dental, vision, life insurance, disability coverage and a variety of voluntary benefits. CSG covers most of the cost of medical coverage, including 100% of the cost for in-network preventive care, annual physicals, or wellness exams.

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In our effort to provide a simple and user-friendly experience to our team members, we implemented a healthcare concierge service that provides a single point of contact and personalized benefit support in one single place.

We also provide easy access to Telehealth to ensure team members have safe and convenient access to healthcare. We opted to support our team members by waiving the employee cost-share under our medical plans for team members who receive treatment under a COVID-19 admission or diagnosis code, including for emergency department visits and observation stays resulting in an admission to a network hospital. Internationally, we offer comprehensive and market competitive health and welfare benefits in each country where we have employees.

Family Planning

In the U.S., CSG provides generous paid parental leave to all parents welcoming new children, including adoptive parents and gestational and surrogate carriers. We also offer a competitive adoption assistance program to reimburse team members for relevant costs of adopting a child.

Our global paid parental leave benefits vary according to local laws and regulations. Overall, we are committed to supporting new parents in their journey to define a new normal of work-life integration following the arrival of their bundles of joy through mentorship, coaching, and our Flexible First policy.

Mental Health

The mental health of our team members is of the utmost importance. In addition to being transparent about the importance of being mindful of mental health and sharing personal stories when possible to contribute to destigmatizing mental health issues, we provide our team members with global support to address mental health issues. We provide an employee assistance program (EAP) globally that is available 24 hours a day, 365 days a year for free professional mental health resources, substance abuse support, and assistance for financial challenges and stress management. In the U.S., our team members have robust access and coverage for mental and behavioral healthcare through our medical plans, and we regularly communicate with our team members to maintain awareness of our programs and support systems.

Financial Wellbeing

The financial wellbeing of our team members is a priority for us. We offer training and frequent communications that provide access to a variety of resources, from basic to advanced concepts and topics, to meet the wide range of financial needs our team members have. In particular, team members have access to one-on-one support through our Retirement Plan record keeper to help them meet their individual financial goals.

Health and Safety

We are always mindful about the safety of our team members, whether in our output services centers (“OSCs”), at their home offices, or traveling around the world. Our global Employee, Health and Safety (“EHS”) programs strive to provide all teammates with not only a safe and healthy work environment but also with guidance and training. CSG complies with all applicable regulatory and legal requirements.

Throughout the COVID-19 pandemic, we have emphasized employee safety and wellbeing. At the start of the pandemic, we closed our collaboration centers and mobilized most of our teammates to a home office setting. Our OSCs remained operational throughout the pandemic, with required mask wearing and social distancing. Our global collaboration centers closed or operated at limited capacity through all of 2021, depending on local COVID-19 case counts and local regulations relating to capacity restrictions. Currently all our global collaboration centers are open at full capacity, welcoming CSGers as our Flexible First model allows each individual to choose what way of working enables them to succeed in work and in life.

Wellness

We believe in openness and transparency about the importance of wellness and are constantly evaluating how best to support our CSG team members. In 2021, we introduced the first CSGMeDay, a global, company-wide day off to rest and recharge. We encouraged our team members to take this time off to reset and do something they love to do, and to share their adventures and stories with the rest of CSG and the world by using #CSGMeDay on social platforms.

Our wellness, togetherness, and fitness challenge, also launched in 2021, engages CSGers in a friendly competition to drive mental and physical wellbeing, connection, and community amongst our global team members. Our team members logged almost 3,200 hours of mental or physical fitness activities over a four-week period. The challenge also provided an opportunity to connect with other competitors – over 5,500 ‘togetherness’ conversations took place, strengthening our teams and building a stronger community. The success and overwhelming positive feedback of this initiative created strong demand for a second challenge in 2022.

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Measuring What Matters

To achieve our goals as a business, we must retain and grow our most important asset: our people. We leverage Glint™ to solicit feedback from our team members on a recurring basis so we can understand and take action to improve employee experience, engagement, and satisfaction. Glint’s™ bi-annual survey provides a platform for the entire organization to have a voice and be heard on matters such as what it’s like to work at CSG, what we do well, and what areas we can improve. The adaptable framework and technology allow us to easily understand statistical and predictive links between employee engagement, various drivers, and business outcomes.

Employee feedback is important, but equally critical are the actions taken and how we respond to that feedback. All managers act on survey feedback by enabling teams to transparently share results, have conversations about priorities, and plan how they will address issues raised by creating focus areas using Glint’s™ technology. Action plans are tracked throughout the year and correlated with survey results in the next survey cycle. Those actions that effectively move the needle in the right direction are shared globally so all team members benefit.

DIRECTOR ATTENDANCE AT MEETINGS

During 2021, the Board held seven meetings. All directors attended at least 75% of the aggregate of the total number of meetings of the Board (during the period for which he or she was a director) and of the committees on which they served (during the period that he or she served). In addition, during 2021 the Board held six executive sessions during which only independent directors were present. The Board expects to continue to conduct executive sessions limited to non-employee directors at least twice a year. Our non-employee directors may schedule additional executive sessions at their discretion.

Historically, most shareholders vote by proxy. Accordingly, directors are not required to attend our annual meetings. We expect, but do not require, employee director(s) to attend if their schedules permit, and non-employee directors are welcome to attend if they wish. All of our nominated directors and continuing directors attended our 2021 Annual Meeting, except for Mr. Barnes. The Board scheduled the Annual Meeting to coincide with a regular quarterly meeting of the Board so that all members attending such Board meeting could more easily attend the Annual Meeting as well.

COMMUNICATIONS WITH THE BOARD

We invite shareholders or any other interested party to send written communications to the Board or to individual Board members. Please send your letter in care of the Secretary of the Company at the address of our principal offices as shown on the first page of this proxy statement or via email to our Investor Relations Department at john.rea@csgi.com. Any letter that relates to accounting, internal accounting controls, or auditing matters will be forwarded to the Chair of the Audit Committee. All other appropriate letters will be forwarded to the entire Board or to the individual Board member(s) to whom they are addressed. If a letter relates to publicly available information about the Company or our stock, the Secretary will respond to the writer directly. If a letter is primarily commercial in nature or, in the Secretary’s opinion, relates to an improper or irrelevant topic, the Secretary will make a record of it, but will not transmit the communication to the Board.

OTHER BOARD INFORMATION

There are no family relationships between any of our directors or executive officers. There are no arrangements between any director, nominee, or executive officer of the Company and any other person pursuant to which such director, nominee, or executive officer was selected for such position. There are no material legal proceedings pending where any of our directors, officers, affiliates, or shareholders of more than 5% of our stock (or any associates of any of the foregoing) is a party adverse to the Company.

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PROPOSAL 1 – ELECTION OF DIRECTORS

The Board is divided into three classes with staggered terms. The terms of our Class I Directors will expire at the Annual Meeting.

The Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated Mr. Conley, Mr. Cooper, and Mr. Fawaz to be elected as Class I Directors at the Annual Meeting. Mr. Fawaz currently is a Class II director, but in compliance with our bylaws (which requires each class of directors to consist, as nearly as possible, of one-third of the total number of directors), Mr. Fawaz consented to, and the Board at its February 2022 meeting approved, a move of Mr. Fawaz from Class II to Class I. In the interests of Board refreshment, Ms. Obuchowski and Mr. Reed, who currently are Class I Directors, were not nominated for re-election to the Board and their terms will end at the Annual Meeting.

Unless a proxy is marked otherwise, the person acting under the accompanying proxy will vote to elect Mr. Conley, Mr. Cooper, and Mr. Fawaz as the Class I Directors to serve until the 2025 annual meeting of shareholders. If a nominee declines or is unable to serve, then the person acting under the proxy may vote for the election of a substitute nominee selected by the Board, if any. We expect that all three nominees will be able to serve, and each of the nominees has consented to serve as a director.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE THREE NOMINEES FOR CLASS I DIRECTOR.

The following information relates to the Board’s nominees for election at the Annual Meeting and to the other directors whose terms of office will continue after the Annual Meeting.

NOMINEES FOR CLASS I DIRECTORS – TERM TO EXPIRE IN 2022:

GREGORY A. CONLEY
Age 67 Director Since: October 2021 Member of Compensation Committee Other public boards TTEC holdings (since April 2012)

Mr. Conley has served as a board member of TTEC holdings (Nasdaq: TTEC) since 2012, where he is the Chair of the Audit Committee and a member of the Compensation Committee, and is a board member of Travelport, a travel technology company, on which he has served since May 2019. Mr. Conley brings over 30 years of experience in the technology and software industries having served as CEO of Aha! Software, a privately held predictive analytics and cloud computing company, as CEO of Odyssey Group, a Switzerland-based technology services and software company, and as CEO of Verio, a leading global provider of hosting and network services. Prior to these roles, Mr. Conley was the CEO and a board member of Tanning Technology (Nasdaq: TANN), Global General Manager of e-markets and Global General Manager of Travel and Transportation Industries at IBM (NYSE: IBM), General Counsel and CEO of Galileo International (a predecessor company of Travelport) from 1989-1995, and an attorney at the law firm of Covington & Burling from 1983-1989. Mr. Conley holds a J.D. from Georgetown University and a B.S. in Electrical Engineering from Purdue University.

SKILLS & QUALIFICATIONS:

Industry & Innovation: Over 30-years of experience in the technology and software industries.

Experience: Has held the CEO position at numerous technology and software companies including Aha! Software, Odyssey Group, and Verio. Experience serving as director and Audit committee chair of public company in the customer engagement sector.

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RONALD H. COOPER
Age 65 Director since: November 2006 Vice Chair of the Board since: February 2021 Chair of Compensation Committee Member of Audit Committee

Mr. Cooper is presently retired. He most recently served as the President and CEO of Clear Channel Outdoor Americas, Inc. (an outdoor advertising company) from 2009 through 2012. Prior to this position, he was a Principal at Tufts Consulting LLC from 2006 through 2009. Previously, he spent nearly 25 years in the cable and telecommunications industry, most recently at Adelphia Communications where he served as President and COO from 2003 to 2006. Before joining Adelphia, Mr. Cooper held a series of executive positions at AT&T Broadband, RELERA Data Centers & Solutions, and MediaOne and its predecessor, Continental Cablevision, Inc. He has served on various boards of directors and committees with the National Cable Television Association, California Cable & Telecommunications Association, Cable Television Association for Marketing, New England Cable Television Association, and Outdoor Advertising Association of America. Mr. Cooper holds a B.A. degree from Wesleyan University.

SKILLS & QUALIFICATIONS:

Industry & Innovation: Nearly 25 years of experience in the communications industry at multiple enterprises.

Experience: Significant experience in operational finance. Held executive management positions at several multi-billion-dollar corporations in telecommunications and other related industries, with a focus on risk assessment and mitigation, capital planning, M&A, and the linkage between finance and strategy. Director and committee positions with various industry associations and non-profit boards of directors.

MARWAN H. FAWAZ
Age 59 Director since: March 2016 Chair of Nominating and Corporate Governance Committee Other public boards Synacor, Inc. (March 2012- January 2021)

Mr. Fawaz is currently an Executive Advisor to Google and Alphabet Inc. (since January 2019), after joining Alphabet as the CEO of Nest Labs, Inc in May 2016. He offers a wealth of knowledge and expertise developed from his time as Executive Vice President and CEO of Google/Motorola Mobility from 2012 to 2013 and Executive Vice President of Strategy and Operations and Chief Technology Officer of Charter Communications from 2006 to 2011. Earlier in his career, he served as Senior Vice President and Chief Technology Officer of Adelphia Communications from 2003 to 2006 and held leadership positions for other cable industry companies, including MediaOne. He was the founder and principal of Sarepta Advisors, a strategic advisory and consulting group supporting the technology, media, and telecommunications industries. Mr. Fawaz holds an M.S. degree in Electrical and Communication Engineering and a B.S. degree in Electrical Engineering, both from California State University at Long Beach.

SKILLS & QUALIFICATIONS:

Industry & Innovation: More than 30 years of experience in the media, cable, telecommunications, and broadband industries, serving in a variety of executive positions with multiple large enterprises. Comprehensive understanding of the business practices and technology used by CSG’s largest customers.

Experience: Served in multiple senior executive roles, with an emphasis in strategy, operations, and technology. Significant experience serving as a director of another public company and as an advisory board member to several large, global companies.

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CLASS II DIRECTORS – TERM TO EXPIRE IN 2023:

DAVID G. BARNES
Age 60 Director since: February 2014 Chair of Audit Committee

Mr. Barnes is Chief Financial Officer of Trimble Inc., a position he assumed in January 2020. Previously, he served as Executive Vice President, Global Operations of Stantec Inc., a publicly traded global provider of engineering, consulting, and construction services from 2016 through 2018. From 2009 through 2016, he served as Executive Vice President and CFO of MWH Global Inc., an employee-owned engineering and construction firm that was acquired by Stantec Inc. in 2016. From 2006 to 2008, he was Executive Vice President of Western Union Financial Services. From 2004 to 2006, Mr. Barnes served as CFO of Radio Shack Corporation, and from 1999 to 2004, he was Vice President, Treasurer, and U.S. CFO for Coors Brewing Company. Mr. Barnes holds an M.B.A. degree from the University of Chicago and a B.A. degree from Yale University.

SKILLS & QUALIFICATIONS:

Industry & Innovation: Hands-on strategic, financial, and business development experience in emerging and mature markets at both domestic and global companies. Extensive experience in driving shareholder value in a variety of complex international businesses.

Experience: Has served as a member of senior leadership teams of large businesses in diverse industries, with a strong emphasis on finance and strategy development. Significant knowledge of public company governance functions, such as approval of annual budgets, compensation, and financial performance accountability mechanisms for key stakeholders.

DR. RAJAN NAIK
Age 50 Director since: August 2018 Member of Nominating and Corporate Governance Committee Other public boards Sonim Technologies (February 2018 to February 2019)

Dr Naik has been Chief Strategy Officer for Motorola Solutions, Inc. since 2016, where he is responsible for the corporate strategy organization, M&A, venture capital portfolio, and competitive and market intelligence. Prior to joining Motorola Solutions, Dr. Naik held the role of Senior Vice President, Chief Strategy Officer at Advanced Micro Devices (AMD), a provider of high-performance computing, graphics, and visualization technologies, for 3 years. From 2000 to 2012, Dr. Naik was a Partner at McKinsey & Company in the technology/media/telecom practice. Dr. Naik holds a BSc. degree in Engineering from Cornell University and a Ph.D. degree in Engineering from the Massachusetts Institute of Technology.

SKILLS & QUALIFICATIONS:

Industry & Innovation: As a former partner at McKinsey & Company, led multiple large-scale margin improvement programs for technology and telecommunications companies across sales operations, software and services delivery and procurement.

Experience: Deep experience driving growth and increasing shareholder value, having led corporate strategy, M&A, CTO, and corporate venture capital teams at Fortune 500 enterprises.

HAIYAN SONG
Age 56 Director since: January 2020 Member of Compensation Committee and Nominating and Corporate Governance Committee

Ms. Song has been Executive Vice President and General Manager, Security & Distributed Cloud at F5 Networks since 2021. Prior to that, she served as Senior Vice President and General Manager of Security Markets for Splunk, Inc. from 2014 to 2020. From 2010 to 2014 she held engineering and general manager roles within Hewlett Packard’s ArcSight Business Unit. Ms. Song was Vice President of Engineering & Product with ArcSight for five years, and joined Hewlett Packard when it acquired ArcSight in 2010. Ms. Song holds both M.S. and B.S. degrees in Computer Science from Florida Atlantic University. She also studied at Tsinghua University in China and completed the Stanford University Graduate School of Business Executive Program in General Management in 2012.

SKILLS & QUALIFICATIONS:

Industry & Innovation: Nearly 30 years of experience in enterprise software, SaaS, and cybersecurity. Familiarity with serving customers globally, particularly in Asian markets, among key industry verticals, and in both the private and public sectors. Strong track record of building disruptive and industry-leading products. Named one of the 50 Most Powerful Women in Tech by the National Diversity Council in 2016.

Experience: Served as a member of senior leadership teams across a wide spectrum of companies from startup to large businesses in software and cybersecurity industries. Incubated and grew new businesses and secured market share leadership, including building the security business at Splunk, Inc. from inception and scaling annual revenue to more than $1 billion.

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CLASS III DIRECTORS – TERM TO EXPIRE IN 2024:

BRIAN A. SHEPHERD
Age 54 Director since: January 2021

Mr. Shepherd was appointed President and CEO of CSG and a member of our Board in January 2021. He joined the Company in 2016 and, before becoming CEO, he was Executive Vice President and Group President of CSG, where he led the profit and loss function for the entire global organization. He also served as Executive Vice President and President of Global Broadband, Cable and Satellite Business from 2016 to 2017, where he focused on accelerating the growth and strategic direction of CSG’s global broadband, cable and direct broadcast satellite business. Mr. Shepherd received an M.B.A. degree from Harvard Business School and graduated magna cum laude from Wabash College with a B.A. degree in Economics.

SKILLS & QUALIFICATIONS:

Industry & Innovation: With 20 years of experience in the cable and communications industries, Mr. Shepherd has built wide and deep relationships with C-suite leaders, decision-makers, and policy influencers who have shaped these industries globally. Known for his ability to lead and grow profitable businesses engaged in enterprise SaaS and cloud-based solutions.

Experience: Held executive roles at companies such as TeleTech, Amdocs, DST Innovis, and McKinsey & Company. Successfully led the acquisition and integration of over two dozen software, payments, analytic, and consulting companies. Brings extensive global sales, services and delivery, strategy, corporate development, and marketing expertise.

FRANK V. SICA

Age 71

Director since:
October 1994

Member of
Compensation
Committee

Other public boards
Kohl’s Corporation
(since November 1988)

Safe Bulkers, Inc.
(since May 2008)

JetBlue Airways
(December 1998 to
May 2020)

Mr. Sica has been a Partner of Tailwind Capital (a private equity firm) since 2006. He currently serves as a director on the boards of Kohl’s Corporation (since 1988) and Safe Bulkers, Inc. (since 2008), and formerly served as a director on the board for JetBlue Airways (December 1998 to May 2020). Mr. Sica holds an M.B.A. degree from the Tuck School of Business at Dartmouth College and a B.A. degree from Wesleyan University.

SKILLS & QUALIFICATIONS:

Industry & Innovation: Comprehensive understanding of CSG’s business and markets, having served as a Company director for more than 25 years.

Experience: Wide-ranging experience in venture capital, private equity, M&A, capital markets, management recruitment, executive compensation, and strategic planning across a broad range of industries. Broad experience serving as a director of multiple large public companies.

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SILVIO TAVARES
Age 50 Director since: May 2020 Member of Audit Committee and Compensation Committee Other public boards CPI Card Group (September 2016 to August 2018)

Mr. Tavares is the President and CEO of VantageScore, a leading national credit score and analytics company. He is also Chairman of the board of directors (and former President and CEO) of Digital Commerce Alliance, a leading global trade association for the digital commerce, payments, and fin-tech industries, since 2013. Previously Mr. Tavares was Senior Vice President and the Global Head of the Information Products Business Unit at Visa, Inc. from May 2012 to August 2013. Earlier, Mr. Tavares was with First Data Corp. (now part of Fiserv) from 2006 to 2012 as Senior Vice President and the Head of the Global Information and Analytics Business Unit, and also held other senior finance roles. Mr. Tavares holds a J.D. degree from the Boston University School of Law; an M.B.A. degree from the Boston College Carroll School of Management; and a B.S. degree in Electrical and Computer Engineering from Tufts University.

SKILLS & QUALIFICATIONS:

Industry & Innovation: Senior Executive in the payments industry for over 15 years including positions with Visa, First Data, and Digital Commerce Alliance. Authored over 15 issued or pending patents in payments, digital commerce, and analytics.

Experience: Held executive management positions at several multi-billion-dollar public companies in the payments and analytics industries with a focus on digital commerce and scaling global business. Independent board director on public company boards. Audit committee member and chairman for public company. Financial expert based on senior public company finance roles, capital markets attorney and investment banker roles.

TSE LI “LILY” YANG
Age 49 Director since: February 2021 Member of Audit Committee

Ms. Yang is currently Chief Financial Officer of Strava, Inc., where she is responsible for the finance and legal functions. From 2017-2021, Ms. Yang was the Chief Accounting Officer for Pinterest, Inc. where she was instrumental in taking the company from late stage private to public in 2019 and enabling the scale of growth by 5X. From 2015 to 2017, she spent two years with Medivation as the Vice President of Finance and Accounting where she was tasked with driving strategic growth and expansion before the company was acquired by Pfizer. Ms. Yang worked at Gilead Sciences from 2003 to 2015, finishing her tenure as Vice President and Corporate Controller. Ms. Yang holds a B.S. degree in Accounting and Managerial Information Systems from Boston University and is a certified public accountant.

SKILLS & QUALIFICATIONS:

Industry & Innovation: Nearly 30 years of experience in diverse organizations across the technology, healthcare, and other high growth industries.

Experience: Strong financial and accounting background with leadership experience in regulatory compliance, investment management, M&A, credit and business risk.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL SHAREHOLDERS

The table below sets forth each shareholder known by us to own beneficially more than 5% of our outstanding common stock as of February 28, 2022.

Percentage ownership calculations for beneficial ownership are based on 32,272,599 shares outstanding at the close of business on February 28, 2022.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	5,934,493	(1)	18.39%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	4,191,685	(2)	12.99%
(1) Based solely on Schedule 13G/A filed with the SEC on January 25, 2022, by BlackRock, Inc. (2) Based solely on Schedule 13G/A filed with the SEC on February 9, 2022, by The Vanguard Group.

DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, to our knowledge, the beneficial ownership of common stock held by each director and each NEO of the Company included in the 2021 Summary Compensation Table, individually, and by all directors and executive officers of the Company as a group, in each case, as of February 28, 2022.

Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of common stock issuable upon vesting or exercise of equity awards within 60 days of February 28, 2022. The information is not necessarily indicative of beneficial ownership for any other purpose. Percentage ownership calculations for beneficial ownership are based on 32,272,599 shares outstanding at the close of business on February 28, 2022.

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Name	Total Shares of Common Stock Beneficially Owned(1)(2)	Percentage of Common Stock Outstanding
David G. Barnes	25,886	*
Elizabeth A. Bauer	29,730	*
Gregory A. Conley	-	*
Ronald H. Cooper	38,854	*
Marwan H. Fawaz	20,086	*
Rolland B. Johns	76,150	*
Kenneth M. Kennedy	141,628	*
Dr. Rajan Naik	14,086	*
Janice I. Obuchowski(1)	53,747	*
Donald B. Reed	45,954	*
Brian A. Shepherd	259,571	*
Frank V. Sica	32,136	*
Haiyan Song	7,768	*
Silvio Tavares	7,768	*
Hai Tran	-	*
Tse Li “Lily” Yang	3,672	*
All directors and executive officers as a group	757,036	2.35%
* Less than 1% of the outstanding common stock.
(1)

Except as otherwise indicated, all of the shares reflected are shares of common stock and all persons listed have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Ms. Obuchowski has shared voting and investment power with respect to 3,000 shares owned jointly with her spouse.

(2)

Includes restricted shares of common stock administered under the Amended and Restated 2005 Stock Incentive Plan of the Company, which have not vested and are itemized in the table below. Each holder of restricted shares may vote such shares but may not sell, transfer, or encumber such shares until they vest in accordance with the applicable restricted stock award agreement.

Name	Number of Restricted Shares That Have Not Vested as of February 28, 2022
David G. Barnes	3,672
Elizabeth A. Bauer	20,872
Gregory A. Conley	-
Ronald H. Cooper	3,672
Marwan H. Fawaz	3,672
Rolland B. Johns	45,416
Kenneth M. Kennedy	93,500
Dr. Rajan Naik	3,672
Janice I. Obuchowski	3,672
Donald B. Reed	3,672
Brian A. Shepherd	175,811
Frank V. Sica	3,672
Haiyan Song	3,672
Silvio Tavares	3,672
Hai Tran	-
Tse Li “Lily” Yang	3,672
TOTAL	372,319

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COMPENSATION OF DIRECTORS

After consultation with the Compensation Committee's independent compensation consultant, including an analysis of peer and market practices, the Board sets the director compensation program to be in line with similar companies in our industry. Periodically, our Board of Directors reviews the competitiveness of our compensation program for non-employee directors. Based on such analysis, supported by the Compensation Committee’s independent compensation consultant, the Nominating and Corporate Governance Committee decided not to change the director compensation program in 2021. Our non-employee director compensation program consists of the following:

Cash Compensation(1)
Annual retainer for non-employee director service(2)	$75,000
Additional annual retainer for Chair of the Board	$50,000
Additional annual retainer for committee member service(3)	$7,500
Additional annual retainer for committee chair service
Audit Committee	$16,000
Compensation Committee	$16,000
Nominating and Corporate Governance Committee	$10,000
Equity Compensation(4)
Annual equity	$175,000
(1)

Cash retainers are paid in advance in quarterly installments, subject to such non-employee director's continued service on the Board.

(2)

A director who is an officer or employee of the Company does not receive additional compensation for serving as a director or committee member. Mr. Shepherd is the only current officer or employee of the Company who serves as a director, and he does not currently serve on any Board committee.

(3)

Each non-employee director who serves as a committee member is entitled to only one Member retainer irrespective of the number of Committees on which such non-employee director serves.

(4)

Each non-employee director receives an annual equity grant in the form of restricted stock awards as determined by the Compensation Committee, which vests one year from the grant date. Numbers of shares awarded are calculated by dividing the annual equity grant amount by the twenty-day trailing average of our common stock closing share price on Nasdaq (“CSGS 20-day Trailing Average”), calculated through the date of the grant.

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2021 DIRECTOR COMPENSATION

The following table contains information about the compensation of our non-employee directors for 2021. A director who is an officer or employee of the Company does not receive additional compensation for serving as a director or committee member. Mr. Shepherd is the only current officer or employee of the Company who serves as a director. All amounts have been rounded to the nearest dollar and pro-rated for actual time of service on the Board or committees.

Name	Fees Earned	Stock Awards(1)(2)	Total
David G. Barnes	$98,500	$173,282	$271,782
Ronald H. Cooper	$98,500	$173,282	$271,782
Gregory A. Conley(3)	$20,625	$-	$20,625
Marwan H. Fawaz	$92,500	$173,282	$265,782
Dr. Rajan Naik	$82,500	$173,282	$255,782
Janice I. Obuchowski	$82,500	$173,282	$255,782
Donald B. Reed	$132,500	$173,282	$305,782
Frank V. Sica	$82,500	$173,282	$255,782
Haiyan Song	$82,500	$173,282	$255,782
Silvio Tavares	$82,500	$173,282	$255,782
James A. Unruh(4)	$41,250	-	$41,250
Tse Li “Lily” Yang	$82,500	$173,282	$255,782
(1)

This column reflects the aggregate grant date fair value of restricted stock awards granted during the year computed in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The value reported excludes the impact of estimated forfeitures, if any. Assumptions used to determine these amounts are set forth in Note 13 of our 2021 Form 10-K.

(2)

The aggregate number of restricted stock awards that had not vested as of December 31, 2021, was 3,672 shares for each non-employee director, except for Mr. Conley and Mr. Unruh.

(3)

Mr. Conley was appointed to the Board and the Compensation Committee on October 29, 2021.

(4)

Mr. Unruh's term ceased on May 20, 2021.

SHARE OWNERSHIP POLICY

The Board has established robust share ownership guidelines for our executive officers and non-employee directors, which were most recently amended effective April 1, 2022. Executive officers and non-employee directors must attain the minimum ownership level within five years of April 1, 2022 (or their date of appointment, whichever is later). Individuals who, because of a promotion or an increase in base salary (or, for non-employee directors, an increase in annual retainer) are subject to an increased ownership requirement will have three years to attain the required level of stock ownership. Individuals may not sell any net shares received upon the exercise of options or vesting of restricted stock or restricted stock units until the requirements are met. The Board and management believe that share ownership aligns the interests of the Company’s executive officers and non-employee directors with the interests of shareholders, promotes sound corporate governance, and demonstrates a commitment by leadership to the long-term future of the Company. All non-employee directors and executive officers are in compliance subject to applicable grace periods and other transfer limitations.

Ownership levels for NEOs and Executive Vice Presidents are determined based on the common stock owned by each individual, excluding any unvested shares of restricted stock. Senior Vice President minimum ownership requirements include unvested shares of restricted stock or unvested restricted stock units.

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Below is a summary of the required minimum share ownership levels:

Role	Minimum Ownership Level(1)	Compliance Status as of December 31, 2021
Non-employee Board Directors	5x annual cash retainer	100%
CEO	6x base salary	100%
NEOs and Executive Vice Presidents	3x base salary	100%
Senior Vice Presidents	1.5x to 2x base salary	100%
(1)

Stock value is determined by using a twenty-day trailing average ending on the applicable measurement date. Stock ownership for the purpose of compliance with these guidelines includes: shares purchased on the open market, shares obtained through the employee stock purchase plan, shares obtained through stock option exercise (and not thereafter sold), vested but unexercised stock options, and vested shares of restricted stock or restricted stock units. For Senior Vice Presidents, stock ownership for the purpose of compliance with these guidelines also includes unvested restricted stock and restricted stock units subject to time-based vesting requirements. Stock ownership does not include unvested stock options or unvested restricted stock units that remain subject to the achievement of performance goals.

Management conducts an annual assessment to determine whether an individual has met the applicable requirements. The failure to comply with the share ownership guidelines will result in consequences to be determined by the Nominating and Corporate Governance Committee which may include the individual receiving up to half of any net annual cash bonus or retainer, as applicable, in Company stock, or declaring the individual ineligible to receive equity grants under the Company’s equity incentive plans.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our Section 16 officers (as defined in the applicable regulations), directors, and persons who beneficially own more than 10% of our common stock, to file certain reports of ownership and changes of ownership of our equity securities with the SEC. Officers, directors, and the shareholders who beneficially own more than 10% of such shares are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms which they file.

Based solely on our review of the copies of such forms filed with the SEC and written representations from certain reporting persons, we believe that all filings required by our officers, directors and persons who beneficially own more than 10% of our common stock were timely filed for the year ended December 31, 2021, except for the following:

■

One Form 3 for Elizabeth A. Bauer filed on June 4, 2021, in conjunction with her appointment as an executive officer on May 20, 2021.

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EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis is organized as follows:

COMPENSATION DISCUSSION AND ANALYSIS	38
EXECUTIVE SUMMARY	38
Company Overview and Business Strategy	38
Our Overall 2021 Performance	38
2021 Executive Compensation Highlights	39
Compensation Mix and Pay-for-Performance Compensation Program	40
Say-on-Pay Results	41
GOVERNANCE AND COMPENSATION PRACTICES	41
Key Compensation Governance Factors	42
HOW THE COMPENSATION COMMITTEE DETERMINES EXECUTIVE COMPENSATION	42
Role of the Independent Compensation Consultant and Management	43
Role of Benchmarking in Determining Compensation and Peer Group	43
2021 COMPENSATION	44
Annual Base Salaries	44
Annual Performance Bonuses	45
Long-Term Incentive Awards	47
ANTI-HEDGING AND ANTI-PLEDGING POLICY	48
OTHER CONSIDERATIONS	49
Other Benefits and Employment Agreements	49
Tax Deductibility of Executive Compensation	49
Accounting Considerations	49

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COMPENSATION DISCUSSION AND ANALYSIS

This section explains our 2021 executive compensation program as it relates to the following named executive officers (“NEOs”).

BRIAN A. SHEPHERD	HAI TRAN(1)	KENNETH M. KENNEDY	ELIZABETH A. BAUER(2)	ROLLAND B. JOHNS(3)
President and Chief Executive Officer (CEO)	Executive Vice President and Chief Financial Officer (CFO)	Chief Operating Officer (COO) and President – Revenue Management and Digital Monetization	Executive Vice President, Chief Marketing Officer (CMO) and Chief Customer Officer	Former Executive Vice President and Chief Financial Officer
(1)

Mr. Tran was named our Executive Vice President and Chief Financial Officer effective November 29, 2021.

(2)

Ms. Bauer was named Executive Vice President, Chief Marketing Officer and Chief Customer Officer effective May 20, 2021.

(3)

Mr. Johns held the CFO position until November 28, 2021, and then served in a Transition Consultant role through April 1, 2022.

EXECUTIVE SUMMARY

COMPANY OVERVIEW AND BUSINESS STRATEGY

CSG is a leader in innovative customer engagement, revenue management and payments solutions that make ordinary customer experiences extraordinary. Our cloud-first architecture and customer-obsessed mindset help companies around the world launch new digital services, expand into new markets, and create dynamic experiences that capture new customers and build brand loyalty. For nearly 40 years, CSG’s technologies and people have helped some of the world’s most recognizable brands solve their toughest business challenges and evolve to meet the demands of today’s digital economy with future-ready solutions that drive exceptional customer experiences. With over 5,200 employees in over 20 countries, CSG is the trusted technology provider for leading global brands in telecommunications, retail, financial services and healthcare. Our solutions deliver real world outcomes to more than 900 customers in over 120 countries.

Our award-winning solutions are built on proven public and private cloud platforms, available out-of-the-box, custom, or through end-to-end managed services. Specifically, our software-as-a-service (“SaaS”) solutions help our customers:

Improve customer engagement and reduce churn;

Reduce operating expenses and run their businesses more efficiently;

Quickly launch new digital services; and

Enter new markets and compete and win in an ever-changing global marketplace.

OUR OVERALL 2021 PERFORMANCE

2021 was a banner year for CSG and proves the health and resilience of our business. We reported profitable operating results with strong cash flows and a solid balance sheet as we continued to execute upon our strategic initiatives. Key highlights of our 2021 performance include the following:

■

Surpassed $1 billion in revenue for the first time in company history and grew revenues by 6% in the year, with the majority driven by organic growth, our best annual result in over 10 years;

■

Expanded our leadership position in the North American PayTV and broadband business with the landmark contract renewals with Charter Communications and DISH Network, by continuing to deepen our relationships with these customers and by deploying new solutions that help differentiate the customer and employee experience;

■

Strengthened our position as the top challenger brand in the wireless and telecommunications revenue management market with several new, large customer wins including Mobily, CBTS, and TalkTalk;

■

Continued our industry diversification efforts by increasing revenues from verticals outside of the Communications Service Provider (CSP) industry to $255 million, or approximately 24% of our revenue;

■

Grew our sales pipeline to an all-time high, as our global sales team continues to compete and win in the markets; and

■

Continued high visibility into our revenue over the next twelve months.

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Additionally, we believe our holistic approach to capital allocation, which balances internal investments with shareholder remuneration, will maximize long-term shareholder value. During the year, we:

■

Drove innovation and technology leadership with $135 million of research and development investments in our revenue management, customer engagement, and payment solutions, enabling a growing list of companies around the world to provide a more personalized customer experience while monetizing new digital products and services; and

■

Returned $69 million to shareholders through a combination of $33 million in quarterly dividend payments and $36 million in common stock repurchases under a stock repurchase program. Our 2021 dividend increased 6% from the prior year.

2021 EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation program consists of a balance of multiple elements, including base salary, annual cash incentive programs, and long-term equity incentive awards that are earned over a number of years. The structure of our annual cash incentives for NEOs includes two predetermined performance measures that are objective and quantifiable, with a corresponding minimum and maximum payout range. A significant portion of our NEOs’ pay is tied to long-term equity awards based on the achievement of predetermined financial and operational performance measures that we believe align the long-term interests of our executives with those of our shareholders.

After considering compensation within our peer group and consulting with our independent compensation consultant retained by the Compensation Committee, the Compensation Committee independently assessed the value and competitiveness of each NEO’s compensation, including various pay components.

Based upon their assessment, the Board and the Compensation Committee made the following decisions regarding the framework for the 2021 executive compensation program:

■

Annual Base Salary. In addition to the base salary adjustment for Mr. Shepherd’s promotion to his new role as CEO and Ms. Bauer’s promotion to her new role as EVP, CMO and Chief Customer Officer, modest market alignments were approved for the other NEOs which resulted in base salary increases ranging from 2.6% to 8.7%. For more information, see 2021 Compensation – Annual Base Salaries.

■

Annual Incentive Program. Along with Ms. Bauer’s promotion to her new role as EVP, CMO and Chief Customer Officer, her target bonus as a percentage of base salary increased from 60% to 75%. Target bonus as a percentage of base salary was maintained for NEOs with 100% for both Mr. Shepherd and Mr. Kennedy and 75% for Mr. Johns. For more information, see 2021 Compensation – Annual Performance Bonuses.

■

Annual Long-Term Incentive (“LTI”) Program. The Annual LTI structure was maintained with 60% of each NEO’s award granted in the form of performance-based restricted stock and the remaining 40% granted in the form of time-based restricted stock that vests ratably over a four-year period.

The Compensation Committee continued to align LTI compensation for our NEOs with our pay-for-performance philosophy and strategic goals. Similar to prior year’s awards, the 2021 performance-based awards have an opportunity to vest at the end of a two-year performance period based upon the achievement of predetermined, objective, and quantifiable performance measures. For 2021, the Committee established the following performance measures: (1) Non-GAAP EPS; (2) Revenue; and (3) “Impact Minutes” as an operational measure. These performance measures were selected to incentivize and reward long-term strategic progress towards the success of the business and to continue to drive the creation of long-term shareholder value through profitability, growth, and operational excellence.

For more information on our executive compensation program, see 2021 Compensation – 2021 Long-Term Incentive Awards.

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COMPENSATION MIX AND PAY-FOR-PERFORMANCE COMPENSATION PROGRAM

As shown below, over half of the total target compensation for our NEOs was based on the achievement of key financial and operational measures under our annual incentive and LTI programs.

We had strong financial performance in 2021, finishing at the high end of our predetermined revenue range and delivering on both 2021 short-term incentive plan objectives and the 2020 performance-based LTI award objectives. As a result, our NEOs achieved payouts and performance-based stock vesting under our executive compensation program as follows:

■

130% of target under the annual incentive program for 2021; and

■

104.9% of target shares vest under the 2020 LTI program.

The direct compensation for our NEOs includes the components described below.

Core Component(1)	Purpose	Percentage of Total Direct Compensation for 2021	Form
Annual base salary	Provide assured, competitive base compensation that reflects the scope of responsibility, level of authority, and overall duties of the position	13-29%	Cash
Annual Performance Bonus Program

Provide an annual bonus opportunity that is tied to predetermined Company performance goals and achievement of individual performance objectives to ensure focus on annual financial and operating results

		13-22%	Performance-based cash
Annual long-term incentive program

Provide performance-based equity awards tied to predetermined Company performance goals measured over a multi-year period to ensure focus on long-term value creation and the Company’s strategic objectives(2)

		20-44%	Performance-based equity
	Provide time-based equity awards that vest ratably over a four-year period to serve as a retention tool	27-30%	Time-based equity
(1)

Mr. Tran's components have been excluded due to his hire at the end of the year.

(2)

Effective for any performance-based equity awards granted starting in 2022, the Compensation Committee approved the inclusion of a relative TSR performance metric that is measured over a 3-year performance period.

For more information, see 2021 Compensation.

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SAY-ON-PAY RESULTS

Summary of Say on Pay and Responsiveness

Shareholder engagement and feedback are key factors and a significant part of our ongoing review of corporate governance and executive compensation practices. We actively seek feedback from our shareholders and key stakeholders. Although over 79.1% of the votes cast on our 2021 say-on-pay proposal (for 2020 NEO pay) were in favor of our executive compensation program and policies, we viewed this as unacceptably low support. In light of this and the Company’s leadership transition at the beginning of 2021, we sought to fundamentally reassess our compensation programs in 2021, for implementation in the 2022 fiscal year. In the months following the 2021 annual meeting of shareholders we actively solicited and sought feedback from shareholders to better understand their concerns and the factors that influenced their votes. We engaged in discussions with shareholders representing more than 20% of our outstanding common stock. Our engagement team included representatives from senior management, as well as independent directors including members of the Compensation Committee. Although the primary focus of engagement was to gain shareholders’ perspectives on our executive compensation programs, we also discussed topics including strategy, diversity, human capital, and our approach to environmental and social issues.

In evaluating potential changes to the structure and disclosure of our executive compensation programs, the Compensation Committee closely examined common themes from shareholder feedback over multiple meetings. The table below summarizes the input received from our shareholders and how the Compensation Committee has addressed these matters.

What We Heard	What We Did
Introduce a relative metric (e.g., relative total shareholder return) to long-term executive compensation

Effective for any performance-based equity awards granted starting in 2022, the Compensation Committee approved the inclusion of a relative TSR performance metric that is measured over a 3-year performance period

Set long-term performance goals for performance-based restricted stock awards

The Committee determined that incorporating a three-year relative TSR performance measure beginning with performance-based equity awards starting in 2022 effectively balanced the longer-term performance goals requested by shareholders while still providing visibility to predetermined two-year financial performance targets

Do not provide severance benefits to departing executives greater than what is contained in their employment agreement(s)

The Compensation Committee determined to implement a new standard executive severance plan, effective April 1, 2022, to better align with market and governance best practices, that in the event of a qualifying termination of employment an executive shall receive cash severance, enhanced equity treatment, and limited other benefits, with the intent to rely solely on the severance plan without any separate negotiations for departing executives

Consider tying a portion of executive compensation to social, environmental, and governance goals

The Compensation Committee approved a 10% modifier to be added to the short-term incentive bonus compensation for all named executive officers and all Senior Vice Presidents and above in 2022, tied to progress on the Company’s diversity, equity, and inclusion programs

GOVERNANCE AND COMPENSATION PRACTICES

WHAT WE DO	WHAT WE DON'T DO
Majority of executive officer pay is long-term and performance-based	No repricing or replacing of underwater options without shareholder approval
Meaningful share ownership policy	No income tax gross-ups in executive employment agreements
Clawback policy for executive officers	No excessive perquisites or other benefits
Independent compensation consultant engaged by the Compensation Committee	No dividends or dividend equivalents paid on unvested time-based or performance-based shares
Financial and operational metrics for executive incentive awards support our long-term business strategy	No “single-trigger” change of control vesting of equity awards
Limit post-employment and change of control benefits	No hedging or pledging of the Company’s securities is permitted
Hold annual say-on-pay vote

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KEY COMPENSATION GOVERNANCE FACTORS

We believe that the following governance and compensation practices reinforce our business strategy, culture, and values.

We design performance-based compensation to reflect our business strategy and enhance shareholder value

We use certain predetermined financial and operational performance measures to determine compensation under our annual incentive and LTI programs. Each measure represents a key metric that reflects on the execution of our long-term business strategy to enhance shareholder value. For additional information about our business strategy, see Company Overview and Business Strategy.

We emphasize the long term

A significant portion of our NEOs’ total compensation is in the form of long-term equity awards, 60% of which is performance-based restricted stock that fully vests only if we achieve specific predetermined financial and operational measures. For additional information, see 2021 Compensation – Long-Term Incentive Awards.

We align the financial interests of our executives with the interests of our shareholders through equity awards and share ownership guidelines	Each NEO must continuously own a significant amount of CSG common stock. For additional information, see Share Ownership Policy.
We have a clawback policy that covers incentive compensation for our executive officers

Our clawback policy authorizes us to reduce or cancel, or require the recovery of, all or a portion of an executive officer’s annual bonus or LTI compensation award for intentional misconduct that leads to a material restatement of the Company’s financial statements. For additional information, see Employment and Separation Agreements.

The Compensation Committee utilizes the advice of an independent compensation consultant	The Compensation Committee’s independent compensation consultant does not provide any services to management and had no relationship with management prior to this engagement.
No potential income tax gross-ups

A key feature of the executive officers’ employment agreements is the exclusion of potential income tax gross-ups for change of control benefits. For additional information regarding the agreements, see Employment and Separation Agreements.

We provide only limited perquisites and other benefits

Our NEOs are generally eligible for few perquisites or other benefits outside those available to our other employees. For additional information, see Executive Compensation Tables - 2021 Summary Compensation Table.

No dividends or dividend equivalents paid on unvested stock awards	We do not pay dividends or dividend equivalents on unvested stock awards. Dividends or dividend equivalents accrue, but are only paid if and when (and to the extent that) the underlying shares vest.
We have a policy prohibiting hedging and pledging transactions involving our stock

Our directors and employees are prohibited from selling our stock short or entering into transactions in puts or calls that raise similar concerns regarding speculation in our stock. For additional information, see Anti-Hedging and Anti-Pledging Policy.

HOW THE COMPENSATION COMMITTEE DETERMINES EXECUTIVE COMPENSATION

Each year during our February Board meeting, the Compensation Committee certifies the following for the previous fiscal year: (1) the level of performance attained for our predetermined performance measures; (2) the amount payable under the Annual Performance Bonus Program; and (3) the vesting levels for our performance-based LTI awards. The Compensation Committee also evaluates and recommends to the Board the base salary for each of our NEOs as well as the performance measures and target levels for the Annual Performance Bonus Program and performance-based LTI awards for the current year.

When making compensation decisions and recommendations, the Compensation Committee considers the following key factors:

Competitive peer group and market information and guidance provided by the Compensation Committee’s independent compensation consultant;

Our financial and operational performance compared to the performance targets for our incentive plans;

Progress on key strategic initiatives;

Individual performance reviews and compensation recommendations provided by the CEO regarding the other NEOs; and

Compensation Committee and Board evaluations, both formal and informal, of the NEOs.

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As required by the Compensation Committee’s charter, the CEO may not be present at meetings when CEO compensation is discussed or fixed.

The Compensation Committee undertakes considerable analysis when determining measures to be used for the Annual Performance Bonus Program and performance-based LTI awards.

The Compensation Committee selects a combination of measures that, if achieved, will most likely result in positive long-term shareholder return. Goals are established to effectively incent the NEOs to achieve long-term results while continuing to deliver and further enhance the operational excellence that our customers have come to expect and rely upon. Target performance levels under the performance-based LTI award are typically established based upon our financial budgets and projections, which are adjusted for a pre-established growth as well as an improvement factor for our operational measure.

Our performance-based LTI awards employ a multiple-year time horizon, with the shares in the award eligible for vesting based upon achievement of the specified predetermined, objective and measurable performance levels. A minimum threshold of achievement is required before any shares for a measure may vest. At the threshold performance level, 50% of the target shares will vest. If targets are achieved, 100% of the target shares will vest. Up to 200% of the target shares may vest at the end of the performance period if targets are significantly exceeded.

Effective for any performance-based equity awards granted starting in 2022, the Compensation Committee approved the inclusion of a relative TSR performance measure with a 3-year performance period that allocates 25% of the underlying shares to this measure.

The Compensation Committee believes basing executive compensation on the achievement of performance-based measures that are tied to the short- and long-term strategy of our business incentivizes management to invest in the success of the business, while also linking executive compensation to increasing shareholder value.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT AND MANAGEMENT

The Compensation Committee has sole authority and discretion to retain and terminate compensation consultants, independent legal counsel, and other advisers to help the committee perform its responsibilities. It also has the sole authority to approve the fees, scope, and other terms of engagement with its compensation consultant and other advisers, with full funding provided by the Company. The Compensation Committee is responsible for determining the independence of its compensation consultant and other advisers. Management is available on request to assist the consultant by providing historical pay data and perspective on our competitive environment for recruiting managerial talent.

The Compensation Committee engaged Exequity as its independent compensation consultant to advise on executive compensation matters for 2021. Exequity was instructed to take a broad view of the competitive compensation landscape to help us structure a compensation program for our NEOs. We believe this broader perspective has enabled us to attract and retain a highly talented executive team. Exequity reviewed compensation data publicly available from peer companies, using position matches and data analyses to identify the most appropriate comparisons among executives of similar titles and responsibilities. For additional information regarding the companies in the peer group component and the pay of our NEOs compared to the peer group, see Role of Benchmarking in Determining Compensation and Peer Group.

ROLE OF BENCHMARKING IN DETERMINING COMPENSATION AND PEER GROUP

How We Use Peer Group Information

To assist the Compensation Committee in establishing 2021 compensation for the NEOs, Exequity provided a competitive assessment using peer group compensation information for the primary elements of our NEO compensation packages. Exequity analyzed and assessed peer group data for roles corresponding to and closely aligned to the roles of our NEOs.

The Compensation Committee recognizes that peer group comparisons may not be perfectly aligned because the responsibilities at peer group companies may not be directly comparable to those of our NEOs with similar or equivalent titles. The Compensation Committee generally considers total direct compensation for a NEO to be competitive if it is near the median of the peer group data.

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Peer Group Used for Benchmarking

The peer group used for compensation benchmarking is created based on analysis and recommendations by our independent compensation consultant. The peer group is reviewed annually to ensure its composition and characteristics remain consistent with our objectives. As a result of the most recent review, the Compensation Committee approved the removal of both CTS Corporation and National Instruments Corporation - both part of the 2020 compensation peer group - when establishing the 2021 peer group. The 2021 peer group, shown below, includes 22 companies:

2021 COMPENSATION

ANNUAL BASE SALARIES

Base salaries reflect the scope of responsibility, level of authority, and overall duties of the position. For 2021, the Compensation Committee recommended to the Board, and the Board approved, the following base salaries for our NEOs:

NEO	2021 Base Salary(1)	2020 Base Salary	% Increase in Base Salary from 2020
Brian A. Shepherd	$700,000	$473,200	47.9%
Hai Tran	$475,000	$-	-
Kenneth M. Kennedy	$475,000	$436,800	8.7%
Elizabeth A. Bauer	$372,000	$312,000	19.2%
Rolland B. Johns	$435,000	$424,000	2.6%
(1) Base salary amounts were effective as of January 1, 2021, except for Mr. Tran, who was appointed EVP and CFO, effective November 29, 2021.

Based on their review and assessment of the peer data and competitive market practices for the duties and responsibilities of each position, the Compensation Committee approved an increase for Mr. Shepherd’s base salary upon his promotion to CEO; an increase for Ms. Bauer’s base upon her promotion to EVP, CMO and Chief Customer Officer; and modest base salary increases for 2021 for each of the other NEOs except Mr. Tran whose base salary was established in connection with his November 29, 2021, appointment as our new EVP and CFO.

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ANNUAL PERFORMANCE BONUSES

Annual performance bonuses are awarded under the terms of our Annual Performance Bonus Program and are determined based on the following formula:

NEO Target Bonus Percentage

The Compensation Committee provides competitive bonus opportunities for the NEOs based on the achievement of annual performance goals. After considering the competitive compensation information provided by Exequity, the 2021 and 2020 target bonus percentages of base salary for each NEO were as follows:

NEO	2021 Target Bonus %	2020 Target Bonus %
Brian A. Shepherd	100%	100%
Hai Tran	75%	-
Kenneth M. Kennedy	100%	100%
Elizabeth A. Bauer	75%	60%
Rolland B. Johns	75%	75%

Mr. Tran’s employment letter established his target bonus opportunity of 75% for the 2021 Annual Performance Bonus Program, with the actual payout prorated based on the time in his role. The Compensation Committee maintained Mr. Kennedy’s target bonus at 100% for his role as COO; however, the Compensation Committee based his annual bonus achievement on 50% Company performance and 50% achievement based on Revenue Management and Digital Monetization (RMDM) performance. The Compensation Committee calibrated Ms. Bauer’s compensation package for her promotion to EVP, CMO and Chief Customer Officer, by adjusting her target bonus from 60% to 75% for the 2021 Annual Performance Bonus Program.

Company Performance Percentage

The Company performance percentage is based on our performance against two predetermined financial performance measures: Non-GAAP adjusted revenues and Non-GAAP adjusted operating margin percentage. If we achieve the target levels of performance for both measures, the Company performance percentage achieved will be 100%. We must achieve the minimum threshold performance for both measures in order for the Company performance percentage to exceed zero. If we exceed target levels, the Company performance percentage may reach a maximum of 200%. The following table shows our financial results with respect to the 2021 targets:

	2021 Minimum Threshold	2021 Target (100% Payout)	2021 Results
Non-GAAP adjusted revenues (in millions)(1)	$930.2	$949.7	$980.5
Non-GAAP adjusted operating margin percentage(2)	16.0%	16.5%	16.3%
(1)

Non-GAAP adjusted revenues is defined as GAAP revenues less transaction fees at a budgeted constant currency rate.

(2)

Non-GAAP adjusted operating margin percentage is calculated by dividing Non-GAAP operating income (at a budgeted constant currency rate) by our Non-GAAP adjusted revenues. Non-GAAP operating income is defined as our GAAP operating income with the following items added back, as applicable: (a) stock-based compensation; (b) restructuring and reorganization charges; (c) executive transition costs and (d) acquisition-related expenses (e.g. amortization of acquired intangible assets, earn-out compensation and transaction-related costs).

The Company’s performance percentage achieved for 2021 for the results in the above table was calculated at 130% and was certified by the Compensation Committee in February 2022. The predetermined targets were established by the Compensation Committee in January 2021. The amount is determined by linear extrapolation between the intersection of established weighted percentages based on non-GAAP adjusted revenue on the X axis and non-GAAP adjusted operating margin percentage on the Y axis.

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Kenneth Kennedy’s COO Revenue Management and Digital Monetization (RMDM) Performance

The COO’s RMDM performance is based on predetermined financial performance measures, excluding financial impact of any mergers and acquisitions: 1) RMDM Recognized Revenue (25% weighting); 2) RMDM Contribution Margin (20% weighting); 3) RMDM Sales Bookings (25% weighting). The remaining 30% weighting is assigned to various strategic business initiatives. Based on actual performance delivered in 2021 against these measures and the outcome of the weighted measure calculation, Mr. Kennedy received a payout of 117%.

NEO Individual Performance Percentage

The final component of the Annual Performance Bonus Program is an evaluation of each NEO’s individual performance achievement expressed as a percentage, not to exceed 100%. This evaluation is based on the achievement of certain common and unique objectives described below. These non-financial objectives are important to our success and are designed to enhance shareholder value over the long term.

Common Objectives

Each NEO has multiple objectives associated with the stewardship of his or her areas of responsibility. The specific objectives vary by NEO, but typically include achieving both near- and long-term business objectives and meeting budget expectations.

Unique Objectives

The following are examples of categories of individual objectives based on area of responsibility:

Deliver on key development initiatives. We have a technology product road map that requires significant software development investments aimed at achieving specified feature and functional milestones, and overall, at modernizing our platforms and processes to enhance our market competitiveness.

Maintain and expand customer relationships. A significant portion of our revenue is derived from a limited number of key customers, and so a critical objective is to ensure that these relationships remain strong and, when applicable, that important contracts are renewed.

Contribute to growth initiatives. Implementation of our long-term strategic plan is a fundamental objective, including execution on our merger, acquisition, and partnership strategies, and when applicable, successfully integrating acquired assets.

Increase cost efficiency. Our NEOs are expected to identify and implement potential cost savings and process efficiencies in identified areas of the Company.

Staff development. Succession planning and development of key staff is an important organization-wide objective, including transitioning identified tasks and functions from outgoing personnel to new personnel, where applicable.

The Compensation Committee met in February 2022 to consider the 2021 performance of each NEO as compared to their respective performance goals. Mr. Shepherd summarized the 2021 performance of the other NEOs and presented information to the Compensation Committee for consideration. After evaluating each NEO’s performance, the Compensation Committee assigned each NEO an individual performance percentage of 100% for 2021.

Final Bonus Calculation

The following table provides each NEO’s earned 2021 annual performance bonus calculation, with Mr. Tran’s earnings based on a pro-rata base salary of one month during 2021:

NEO	Base Salary	x	NEO Target Bonus Percentage	x	Performance Percentage Achieved	x	NEO Performance Percentage Achieved	=	2021 Total Bonus Earned
Brian A. Shepherd	$700,000		100%		130%		100%		$910,000
Hai Tran	$39,583		75%		130%		100%		$38,594
Kenneth M. Kennedy(1)	$475,000		50% 50%		130% 117%		100% 100%		$308,750 278,767
Elizabeth A. Bauer	$372,000		75%		130%		100%		$362,700
Rolland B. Johns	$435,000		75%		130%		100%		$424,125
(1) Mr. Kennedy’s annual bonus is split between 50% annual company objectives and 50% Revenue Management and Digital Monetization (RMDM).

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LONG-TERM INCENTIVE AWARDS

We use our LTI program to provide variable pay compensation in the form of equity that rewards executives when we achieve long-term results that align with shareholders’ interests.

Under our Annual LTI program, we generally grant our NEOs both performance and time-based restricted stock awards, which are administered under our Amended and Restated 2005 Stock Incentive Plan. Each NEO is awarded an aggregate LTI value based on a review of market data and recommendations from our Compensation Committee’s independent compensation consultant, allocated between the two types of awards. For 2021, we used the same mix of awards that we used in 2020 to provide an appropriate balance of performance- and time-based compensation to support our long-term strategy. We believe this mix motivates outstanding performance and encourages retention.

2021 ANNUAL LTI AWARD MIX

Award Type	Allocation Percentage	Alignment to Shareholder Interests
Performance-Based Restricted Stock		Vesting depends on our performance over a two-year period against specified predetermined performance measures
Time-Based Restricted Stock		Value realized for the award depends on our stock price when the award vests

Our restricted stock award agreements provide for the accrual of dividends for unvested shares. Accrued dividends are only paid when (and to the extent that) shares vest and are forfeited if the underlying shares are not earned.

See the Executive Compensation Tables – 2021 Grants of Plan-Based Awards for additional information on the 2021 grants.

2021 Performance-Based LTI Award

The 2021 performance-based awards have an opportunity to vest at the end of a two-year performance period ending December 31, 2022, based upon the achievement of rigorous predetermined objective and quantifiable performance measures described below. The Compensation Committee selected these rigorous measures and the associated weightings to incentivize and reward long-term strategic progress towards enhancing the success of the business and designed to align our executive compensation to the creation of long-term shareholder value, company financial performance, strategic growth and operational excellence.

2021 PERFORMANCE-BASED LTI AWARD

Two-Year Performance Period Ending December 31, 2022
Performance Measures	Weighting	Definition
Non-GAAP EPS

Calculated by dividing Non-GAAP Net Income by the weighted average of fully-diluted shares outstanding for the period. Non-GAAP Net Income is defined as pre-tax income calculated in accordance with GAAP, adding back the following items, as applicable: (a) restructuring and reorganization charges; (b) executive transition costs; (c) acquisition-related expenses (e.g. amortization of acquired intangible assets, earn-out compensation and transaction-related costs); (d) stock-based compensation; (e) amortization of original issue discount; (f) gain (loss) on acquisitions and dispositions; and (g) gain (loss) on the extinguishment of debt, less income tax expense, determined by applying an estimated effective income tax rate.

Revenue		Revenue as reported under GAAP.
Impact Minutes Improvement		Impact Minutes is a key internal operational measure linked to customer satisfaction, with the performance target representing our improvement during the performance period.

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At the end of the two-year performance period, our NEOs may earn from 0% to 200% of the target number of performance-based shares based on the level of achievement for each performance measure. At maximum performance, these awards vest at 200% of the target value for each performance measure. At threshold performance these awards vest at 50% of target value, and no awards are vested if performance falls below the established threshold for such measure.

Effective for any performance-based equity awards granted starting in 2022, the Compensation Committee approved the inclusion of a relative TSR performance metric measured over a 3-year performance period.

2021 Time-Based LTI Award

Our time-based restricted stock awards are designed to significantly strengthen the retention value of our LTI program by providing a full value component to balance our performance-based awards. The time-based restricted stock generally vests ratably over a four-year period, beginning on the first anniversary of the grant date, subject to continued employment with the Company.

2020 Performance-Based LTI Award

In aggregate, 104.9% of the target shares for the 2020 performance-based LTI awards vested based on the achievement levels for our 2021 financial and operational results certified by the Compensation Committee in February 2022. The following table summarizes key terms of these awards and the 2021 actual performance results:

2020 PERFORMANCE-BASED LTI AWARD

Two-Year Performance Period Ended December 31, 2021
Performance Measures	Weighting	2021 Performance Target (100%)	Performance Achieved(4)	Weighted Achievement
Non-GAAP EPS(1)	45%	$3.36	97.1%	43.7%
Revenue(2)	45%	$1,052.8	91.7%	41.3%
Impact Minutes Improvement(3)	10%	10%	200.0%	20.0%
	TOTAL WEIGHTED ACHIEVEMENT			104.9%
(1)

Calculated by dividing Non-GAAP Net Income by the weighted average of fully-diluted shares outstanding for the period. Non-GAAP Net Income is defined as pre-tax income calculated in accordance with GAAP, adding back the following items, as applicable: (a) restructuring and reorganization charges; (b) acquisition-related expenses (e.g. amortization of acquired intangible assets, earn-out compensation and transaction-related costs); (c) stock-based compensation; (d) amortization of original issue discount; (e) executive transition costs; (f) gain (loss) on acquisitions and dispositions; and (g) gain (loss) on the extinguishment of debt, less income tax expense, determined by applying an estimated effective income tax rate.

(2)

CSG revenue as reported under GAAP. Revenue in millions.

(3)

Impact Minutes is a key internal operational measure linked to customer satisfaction, with the performance target representing our improvement during the two-year performance period ended December 31, 2021.

(4)

Performance achieved capped at 200%.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

As part of our stock trading policy, all employees, including our executive officers and non-employee directors (and their designees) are prohibited from engaging in short sales of our securities and engaging in transactions that are designed to hedge, pledge or offset any decrease in the market value of our stock, including certain forms of hedging, pledging and monetization transactions, such as zero-cost collars, prepaid variable forward sale contracts, equity swaps, and exchange funds.

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OTHER CONSIDERATIONS

OTHER BENEFITS AND EMPLOYMENT AGREEMENTS

The Compensation Committee does not believe that perquisites and other benefits should play a major role in the overall compensation of our NEOs. We offer our NEOs substantially the same benefits as our other employees, including the opportunity to defer a portion of their annual base salary and annual performance bonus through a 401(k) plan that is generally available to our U.S.-based population, and through a more restricted (i.e., participation is limited to Vice Presidents and above) non-qualified deferred compensation program discussed later in 2021 Non-Qualified Deferred Compensation. Both plans include Company matching contributions. The Compensation Committee views these deferral programs as individual retirement planning options and not as long-term compensation. Due to the limited historical employee participation rate in the non-qualified deferred compensation program, in 2021 the Board decided to freeze the plan effective January 1, 2022, and as such prohibit any future contributions to the program. The amount of our contributions for each NEO is reported in a footnote to the 2021 Summary Compensation Table in the Executive Compensation Tables that follow. Our NEOs participate in an Executive Severance Plan that provides benefits in the event of involuntary separation from service. See Severance and Change of Control Benefits for details.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Service Code and regulations promulgated thereunder (“Code”) generally limits to $1 million the amount of compensation we can deduct in any one fiscal year for compensation paid to our CEO, CFO, and certain other covered employees. Prior to 2018, the $1 million limit generally did not apply to compensation that was performance-based and provided under a shareholder-approved plan. The Tax Cut and Jobs Act enacted in December 2017 generally eliminated the performance-based exception from Section 162(m) for tax years beginning after 2017. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, it retains the flexibility to grant discretionary awards and make payments that it determines to be consistent with the goals of our executive compensation program even if the amounts are not deductible by the Company for tax purposes.

ACCOUNTING CONSIDERATIONS

ASC Topic 718, Compensation—Stock Compensation (referred to as ASC Topic 718), requires us to recognize an expense for the fair value of equity-based compensation awards over the expected service period. Grants of stock options, restricted stock and performance restricted stock under our equity incentive award plans will be accounted for under ASC Topic 718. We will consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

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REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed with management of the Company the Compensation Discussion and Analysis, which appears in this proxy statement as is required by Item 402(b) of SEC Regulation S-K.

Based upon such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors:

Ronald H. Cooper, Chair
Gregory A. Conley (served since October 2021)
Frank V. Sica
Haiyan Song
Silvio Tavares

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PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement.

As described in the Compensation Discussion and Analysis, our executive compensation program is designed to attract and retain qualified executives, recognize and reward individual performance, and align executive pay with shareholder return over both the short and long term. Under this program, our NEOs are rewarded for achieving specific annual and long-term strategic, financial, and operational goals, and for increasing shareholder value. For additional information about our executive compensation program and our response on the results of the ”say-on-pay” proposal at the 2021 Annual Meeting, please read the Compensation Discussion and Analysis section of this proxy statement.

We are asking our shareholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board. However, the Board and Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when considering future decisions on the compensation of our NEOs.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NEOS.

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EXECUTIVE COMPENSATION TABLES

2021 SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the compensation earned by our NEOs during the years ended December 31, 2021, 2020, and 2019, as applicable. All dollar values have been rounded to the nearest dollar.

Name and Principal Position	Year	Salary	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Brian A. Shepherd President and CEO	2021	$696,511	$3,925,148	$910,000	$231,356	$5,763,015
	2020	$473,060	$3,268,783	$420,202	$109,281	$4,271,326
	2019	$455,000	$950,030	$662,935	$127,780	$2,195,745
Hai Tran(1) EVP and CFO	2021	$36,539	$-	$38,594	$11	$75,144
Kenneth M. Kennedy COO and President – RMDM	2021	$474,413	$2,065,888	$587,517	$144,391	$3,272,209
	2020	$436,671	$2,241,369	$387,878	$90,590	$3,156,508
	2019	$420,000	$924,970	$611,940	$115,637	$2,072,547
Elizabeth A. Bauer(1) EVP, CMO and Chief Customer Officer	2021	$371,078	$645,578	$362,700	$38,767	$1,418,123
Rolland B. Johns(1) Former EVP and CFO	2021	$434,831	$1,549,367	$424,125	$77,601	$2,485,924
	2020	$423,816	$955,930	$282,384	$57,943	$1,720,073
	2019	$400,000	$874,973	$437,100	$60,346	$1,772,419
(1)

Mr. Tran was appointed as EVP and CFO, effective November 29, 2021, with a Board approved annual salary of $475,000. Ms. Bauer was promoted and appointed to EVP, effective May 20, 2021. Correspondingly, the Board approved a base salary increase to $372,000. Mr. Johns stepped down as CFO effective November 28, 2021, and agreed to serve in a non-executive Transition Consultant role through April 1, 2022.

(2)

The amounts in the Stock Awards column reflect the aggregate grant date fair value of performance- and time-based restricted stock awards granted in each respective year, computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures. Assumptions used to determine these amounts are set forth in Note 13 of our 2021 Form 10-K. The aggregate grant date fair value of stock awards, which are comprised of performance- and time-based awards, includes the grant date fair value for the performance-based awards calculated based on the target number of shares. For 2021 the total aggregate fair value of restricted stock awards, assuming the highest level of performance, would be as follows: Mr. Shepherd - $6,280,256, Mr. Tran - $0, Mr. Kennedy - $3,305,411, Ms. Bauer - $903,790, and Mr. Johns - $2,478,997. See 2021 Grants of Plan-Based Awards for details.

(3)

Represents the annual performance bonus amounts earned by our NEOs in the respective years. Such amounts are paid during the first quarter following the year in which the bonus was earned. Details of the amounts in the “Non-Equity Incentive Plan Compensation” column are presented in Final Bonus Calculation.

(4)

For 2021, details of the “All Other Compensation” column are as follows:

All Other Compensation Items	Brian A. Shepherd	Hai Tran	Kenneth M. Kennedy	Elizabeth A. Bauer	Rolland B. Johns
Company 401(k) retirement plan contributions	$15,950	$-	$14,500	$14,317	$11,600
Accrued dividends(a)	209,018	-	123,503	17,942	59,613
Company non-qualified deferred compensation contributions	6,250	-	6,250	6,250	6,250
Perquisites or other benefits(b)	138	11	138	258	138
TOTAL	$231,356	$11	$144,391	$38,767	$77,601
(a) Represents accrued dividends on restricted stock awards earned in 2021 on shares of unvested restricted stock. (b) Includes amount of imputed income for group term life insurance.

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2021 GRANTS OF PLAN-BASED AWARDS

The following table contains information about grants of non-equity and equity incentive plan-based awards by the Company during 2021 to our NEOs. These amounts are not realized income. All dollar values have been rounded to the nearest dollar.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards	Grant Date
NEO	Grant Date	Target	Maximum	Target (shares)	Maximum (shares)	Number of Shares of Stock or Units(3)	Fair Value of Stock and Option Awards(4)
Brian A. Shepherd		$700,000	$1,400,000
	March 10, 2021			48,760	97,520		$2,355,108
	March 10, 2021					32,506	$1,570,040
Hai Tran(5)		$29,688	$59,375
Kenneth M. Kennedy		$475,000	$807,500
	March 10, 2021			25,663	51,326		$1,239,523
	March 10, 2021					17,109	$826,365
Elizabeth A. Bauer		$279,000	$558,000
	March 10, 2021			5,346	10,692		$258,212
	March 10, 2021					8,020	$387,366
Rolland B. Johns		$326,250	$652,500
	March 10, 2021			19,247	38,494		$929,630
	March 10, 2021					12,831	$619,737
(1)

The amounts represent the potential payouts under our 2021 Annual Performance Bonus Program. The actual amounts earned for 2021 are reported in the 2021 Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation." The target award amounts above assume the Company performance percentage achieved is 100% and that the NEOs achieve 100% of their personal performance objectives. For additional information, see Annual Performance Bonus for additional information.

(2)

Represents the performance-based restricted stock awards granted in 2021. See Long-Term Incentive Awards for additional information regarding our performance-based restricted stock awards.

(3)

Represents the time-based restricted stock awards granted in 2021. See Long-Term Incentive Awards for additional information regarding our time-based restricted stock awards. These restricted stock awards vest in four equal annual installments commencing on the first anniversary of the grant date.

(4)

The amounts presented reflect the aggregate fair value of each grant computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures. Assumptions used to determine these amounts are set forth in Note 13 of our 2021 Form 10-K.

(5)

According to the terms of Mr. Tran’s offer letter of employment, Mr. Tran was eligible for an annual bonus at a pro-rata amount based on his salary, tenure, and company performance. Mr. Tran was not granted stock during 2021.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table contains information about all unvested restricted stock awards held as of December 31, 2021, by our NEOs. All dollar values have been rounded to the nearest dollar.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares of Stock or Units That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Brian A. Shepherd	February 22, 2018	3,168	(3)	$182,540	-		$-
	March 10, 2019	4,618	(3)	266,089	-		-
	March 10, 2020	8,778	(3)	505,788	-		-
	March 10, 2020	-		-	35,110	(6)	2,023,038
	September 10, 2020	24,969	(4)	1,438,714	-		-
	September 10, 2020	-		-	56,180	(7)	3,237,092
	March 10, 2021	32,506	(3)	1,872,966	-		-
	March 10, 2021	-		-	97,520	(6)	5,619,102
Hai Tran(2)	-	-		$-	-		-
Kenneth M. Kennedy	February 22, 2018	3,085	(3)	$177,758	-		-
	March 10, 2019	4,496	(3)	$259,060	-		-
	March 10, 2020	8,788	(3)	$505,788	-		-
	March 10, 2020	-		-	35,110	(6)	$2,023,038
	September 10, 2020	9,364	(5)	$539,554	-		-
	September 10, 2020	-		-	28,090	(7)	$1,618,546
	March 10, 2021	17,109	(3)	$985,821	-		-
	March 10, 2021	-		-	51,326	(6)	$2,957,404
Elizabeth A. Bauer	March 10, 2018	1,477	(3)	85,105	-		-
	March 10, 2019	2,596	(3)	149,582	-		-
	March 10, 2020	3,433	(3)	197,809	-		-
	March 10, 2020	-		-	6,102	(6)	351,597
	March 10, 2021	8,020	(3)	462,112	-		-
	March 10, 2021	-		-	10,692	(6)	616,073
Rolland B. Johns	March 10, 2018	681	(3)	$39,239	-		-
	June 10, 2018	1,492	(3)	$85,969	-		-
	March 10, 2019	4,253	(3)	245,058	-		$-
	March 10, 2020	6,912	(3)	$398,269	-		-
	March 10, 2020	-		-	27,648	(6)	$1,593,078
	March 10, 2021	12,831	(3)	$739,322	-		-
	March 10, 2021	-		-	38,494	(6)	$2,218,024
(1)

Based on a price of $57.62 per share, which was the closing price of the Company’s common stock on Nasdaq as of December 31, 2021.

(2)

As of December 31, 2021, Mr. Tran had not been granted any equity awards.

(3)

Shares of a time-based award which vest in substantially four equal annual installments commencing on the first anniversary of the grant date.

(4)

Shares of a time-based award which vest in substantially three equal annual installments commencing on December 31, 2021.

(5)

Shares of a time-based award which vest in substantially two equal annual installments commencing on December 31, 2021.

(6)

Shares of a performance-based award which vest if certain predetermined performance goals are achieved at the end of the applicable two-year performance period. Share amounts reported are based on the achievement of the maximum performance attainment level of 200%. For additional information, see Long-Term Incentive Awards and Grants of Plan-Based Awards.

(7)

Shares of a performance-based award which may vest if and when predetermined stock price thresholds are met over a four-year performance period.

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2021 STOCK VESTED

The following table contains information concerning shares of restricted stock that vested for our NEOs during 2021. All dollar values have been rounded to the nearest dollar.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Brian A. Shepherd	41,553	$2,072,336
Hai Tran	-	$-
Kenneth M. Kennedy	37,742	1,860,523
Elizabeth A. Bauer	10,170	$478,308
Rolland B. Johns	24,324	$1,128,683
(1)

This column includes both performance- and time-based shares of restricted stock that vested in 2021.

(2)

This column reflects the total dollar value realized by the NEO upon the vesting of restricted stock in 2021. This amount was determined by multiplying the number of shares of stock or units by the closing market price of the Company’s common stock on Nasdaq on the applicable vesting dates.

2021 NON-QUALIFIED DEFERRED COMPENSATION

The following table contains information about contributions, earnings, withdrawals, and account balances for our NEOs under the Company’s non-qualified Wealth Accumulation Plan, which was in effect during 2021. In 2021, due to the limited historical employee participation rate, the Board decided to freeze the Plan effective January 1, 2022, and prohibit any further contributions to the Wealth Accumulation Plan.

The Wealth Accumulation Plan was an elective, unfunded deferred compensation plan intended to build net worth through the deferral of cash compensation on a before-tax basis. Participation in the Wealth Accumulation Plan was limited to Vice Presidents and above, including the NEOs. Each participant must have elected by December of the preceding year to defer: (1) up to 25% of the participant’s base salary and/or (2) up to 100% of the participant’s cash bonus. All eligible employees may elect to defer up to $700,000 in the aggregate for any one year. We made a matching contribution equal to 25% of the deferral, up to a maximum of $6,250 per participant for any one plan year. The aggregate amount each NEO elected to defer and the amount that the Company contributed to the Wealth Accumulation Plan is shown in the Non-Qualified Deferred Compensation Table below.

Payment can be made as a lump sum or in monthly installments for up to 180 months, depending on whether the participant elected to receive payment as an in-service distribution or upon termination of employment, and the payment options offered at the time of the participant’s deferral election. Generally, Wealth Accumulation Plan deferral account benefit payments will not begin earlier than the elected commencement date. If a participant dies, the participant’s deferred compensation benefit will be paid to his or her beneficiaries or estate in a lump sum. Participants may request an early withdrawal in the event of an unforeseen emergency, which request is subject to approval. For all participants, distributions triggered by termination of employment are automatically delayed six months. The Company has the right to terminate the Wealth Accumulation Plan and distribute all vested amounts credited to participant accounts upon a change of control.

The participant may select from a wide mix of investment crediting funds that best suits their goals, time horizon, and risk tolerance. The investment options available and their performance, as well as planning tools to assist the participant selecting an appropriate mix, are available online with the record keeper. The participant may change investment crediting elections or request investment exchanges between options whether online or through phone services with the record keeper. Investment crediting options are used to measure the notional gains and losses that will be credited to the participant’s account over time. While no actual investment is made in the investment crediting options selected, the participant’s account is subject to the same market investment risk as the actual investment in such investment crediting options.

Participants are fully vested immediately in their own salary deferrals and vest 100% in Company matching contributions after three years of service. All NEOs who participated in the plan are fully vested in their Wealth Accumulation Plan account balances.

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The following table contains information about contributions, earnings, withdrawals, and account balances for our NEOs under the Company’s non-qualified Wealth Accumulation Plan, which was in effect during 2021.

Name	Aggregate Balance at December 31, 2020	Executive Contributions in 2021(1)	Registrant Contributions in 2021(2)	Aggregate Earnings in 2021	Aggregate Withdrawals/ Distributions in 2021	Aggregate Balance at December 31, 2021(3)
Brian A. Shepherd	$177,869	$69,651	$6,250	$13,859	$-	$267,629
Hai Tran	$-	$-	$-	$-	$-	$-
Kenneth M. Kennedy	$1,506,061	$37,953	$6,250	$237,578	$-	$1,787,842
Elizabeth A. Bauer	$1,037,369	$79,556	$6,250	$294,299	$-	$1,417,474
Rolland B. Johns	$42,659	$30,438	$6,250	$7,779	$-	$87,126
(1)

These amounts are also included in the “Salary” or “Non-Equity Incentive Plan Compensation” columns in the 2021 Summary Compensation Table.

(2)

These amounts were reported as “All Other Compensation” in the 2021 Summary Compensation Table and as “Company non-qualified deferred compensation contributions.”

(3)

The aggregate balance includes the following executive and Company contribution amounts reported in the summary compensation tables in prior year proxy statements beginning with the 2007 proxy statement: Mr. Shepherd - $163,136, Mr. Kennedy - $175,433, and Mr. Johns - $35,917.

SEVERANCE AND CHANGE OF CONTROL BENEFITS

NEW 2022 EXECUTIVE SEVERANCE PLAN

The Compensation Committee believes that maintaining a competitive level of separation benefits is appropriate as part of an overall program designed to attract, retain, and motivate the highest-quality management team.

As part of our comprehensive review of our executive compensation plans and practices, the Compensation Committee determined to implement a new standard Executive Severance Plan, which became effective April 1, 2022. Participation in the Executive Severance Plan is limited to Executive Vice Presidents and above, and participants may not have a separate employment agreement providing benefits in the event of a separation from service.

Each of Mr. Shepherd, Mr. Kennedy, and Ms. Bauer elected to participate in the Executive Severance Plan and, in connection with executing their respective participation agreements giving effect to their participation in the Executive Severance Plan, terminated their respective employment agreements effective April 1, 2022. Mr. Johns’ separation from service with CSG was April 1, 2022 and his employment agreement is no longer in effect.

The Executive Severance Plan streamlines and simplifies the benefits to be provided to our executives in the event of termination by CSG for any reason other than cause, death or disability, or by the executive for good reason, as such terms are defined under the Executive Severance Plan.

In the event of a termination that does not occur within the first 18 months following a change of control of CSG, participants in the Executive Severance Plan would receive the following separation benefits:

a severance payment consisting of an amount equal to 100% of the participant’s annual base salary and target bonus, paid over a 12-month period, plus a lump sum amount equal to the COBRA continuation coverage premiums that would be payable by the participant for the first 18 months of the COBRA continuation period;

if the termination occurs on or after June 1 of the applicable calendar year, an additional lump sum payment consisting of participant’s target bonus, pro-rated for the number of days the participant was employed during the calendar year; and

a prorated portion of the unvested time-based restricted stock vests and a prorated portion of the unvested performance-based restricted stock continuing to vest, with the vesting amount of both based on the number of months employed during the vesting cycle, and with the performance-based stock vesting based on actual performance achieved at the end of the performance period.

In the event of a termination within the first 18 months following a change of control of CSG, participants in the Executive Severance Plan would receive the following separation benefits:

a lump sum severance payment consisting of an amount equal to 200% of the participant’s annual base salary and target bonus, plus a cash amount equal to the COBRA continuation coverage premiums that would be payable by the participant for the first 18 months of the COBRA continuation period;

an additional lump sum payment consisting of participant’s target bonus, pro-rated for the number of days the participant was employed during the calendar year; and

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vesting of all unvested time-based and performance-based restricted stock awards, with the vesting amount for the performance-based stock awards determined at target; provided, however, that for any performance-based stock awards on a relative total stockholder return (rTSR) metric, the performance period would be deemed to have ended on the date of the change of control and will be valued on that date.

Payments to participants under the Executive Severance Plan are contingent on, among other things, the participant entering into and complying with a broad-based release of CSG.

The participation agreements entered into by Ms. Bauer, Mr. Kennedy, and Mr. Shepherd differ from the standard form participation agreements in order to reflect benefits previously contained in their repective employment agreements. The differences are as follows:

in the event of the participant’s death, the participation agreement provides for a lump sum payment consisting of the participant’s target bonus, pro-rated for the number of months the participant was employed during the calendar year, plus the payment of any earned or owed salary or other benefits;

in the event of the participant’s disability, in addition to providing for the payment of the same amounts that would be paid in the event of the participant’s death, the participation agreement provides for a lump sum payment equal to the COBRA continuation coverage premiums that would be payable by the participant for the first 18 months of the COBRA continuation period; and

in the event of termination within the first 18 months following a change of control, the participation agreement provides for an increase of the base salary and target bonus portion of the severance payment from 200% to 300% (provided that if such amount is paid prior to December 31, 2022 and the triggering transaction would not be considered a change of control for purposes of Section 409A of the Internal Revenue Code, such amount would be paid over a 12-month period, rather than in a lump sum).

2021 EMPLOYMENT AGREEMENTS

In 2021, CSG was a party to employment agreements with each of Mr. Shepherd, Mr. Kennedy, Ms. Bauer, and Mr. Johns, which were all substantially similar, except as noted below. Each agreement provides for a base salary at an annual rate not less than the rate for the preceding calendar year. In addition, the 2021 employment agreements set the NEO’s annual incentive bonus opportunity at not less than: 100% of base salary for Mr. Shepherd and Mr. Kennedy, and 75% of base salary for Ms. Bauer and Mr. Johns. The employment agreements include reimbursement of business expenses, vacations and holidays, and other customary benefits. They also contain customary confidentiality, non-solicitation, and non-competition provisions for one year following the termination of employment. Mr. Tran did not enter into an employment agreement upon hire. Instead, in the offer letter for employment, the Company and Mr. Tran agreed that Mr. Tran would be offered the opportunity to enter into an executive severance agreement and change of control severance agreement. In lieu of those agreements, Mr. Tran executed a participation agreement formalizing his participation in the Executive Severance Plan on April 1, 2022.

TERMINATION AND CHANGE OF CONTROL PROVISIONS UNDER 2021 EMPLOYMENT AGREEMENTS

Each employment agreement effective during 2021 contains certain benefits upon termination of the NEO’s employment or Change of Control of the Company, as outlined below.

If the NEO’s employment is terminated due to death or disability, the executive (or the executive’s estate) would receive: (1) accrued and unpaid base salary and earned and unused vacation pay through the employment termination date in a lump sum payment (the “accrued benefits”); (2) any other amounts or benefits earned, accrued, or owed but not paid as of the employment termination date; (3) a pro rata portion of the executive’s annual incentive bonus for the year in which employment terminates, payable at the same time as payments to continuing NEOs; and (4) in the event of disability, continued participation at the Company’s expense in group medical, dental, life, and long-term disability benefits (“group insurance benefits”) until age 65, unless restricted or prohibited.

If the NEO’s employment is terminated for Cause, the executive would receive only accrued benefits and any other amounts or benefits earned, accrued, or owed but not paid through the employment termination date.

If the NEO voluntarily resigns, the executive would receive only accrued benefits through the employment termination date and any other amounts or benefits earned, accrued, or owed but not paid as of the employment termination date. If the NEO’s voluntary resignation were effective on December 31 of a particular year, the executive’s annual incentive bonus for that year would be paid in accordance with the regular payment schedule.

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If prior to the occurrence of a Change of Control, the Company terminates the NEO’s employment for any reason other than Cause, or death or disability, or the executive terminates employment on account of Constructive Termination, then the executive would receive: (1) accrued benefits; (2) any other amounts or benefits earned, accrued, or owed but not paid through the employment termination date; and (3) if the executive executes a release of all claims and the revocation period expires within 45 days, and the executive continues to comply with fiduciary obligations, the restrictive covenants, and any other material ongoing obligations: (a) an amount equal to 100% of the executive’s average W-2 wages for the three prior calendar years payable in accordance with the Company’s normal payroll practices (applicable to Mr. Shepherd once he has been in the CEO position for at least three years; until then, if he remains in the CEO position for less than three years or less than two years then the sum of base salary, target bonus, and the vesting of any LTI awards granted in the last two years or last year, respectively); and (b) continued participation at the Company’s expense in the group insurance benefits up to one year, unless restricted or prohibited.

If within 18 months after the occurrence of a Change of Control, the Company (or any permitted assignee) terminates the NEO’s employment for any reason other than Cause, or death or disability, or the executive terminates employment on account of a Constructive Termination, then the executive would receive: (1) accrued benefits; (2) any other amounts or benefits earned, accrued, or owed but not paid through the employment termination date; (3) automatic vesting (subject to limitations) of all unvested restricted stock awards that are in effect on the termination date and that provide for automatic vesting upon involuntary termination without Cause after a Change of Control; and (4) if the executive executes a release of all claims and the revocation period expires within 45 days, and the executive continues to comply with fiduciary obligations, the restrictive covenants, and any other material ongoing obligations: (a) an amount equal to three (3) times the sum of the executive’s base salary for the calendar year in which the termination occurs plus the performance-based cash bonus the executive would receive for the calendar year in which the termination occurs if the Company attained 100% of its performance goals for such calendar year, reduced as necessary so that the actual amount, if any, payable plus the applicable amounts of any other relevant payments or benefits is $1.00 less than the amount that would result in the imposition of a tax under Section 4999 of the Code, on "excess parachute payments" (as defined in Section 280G of the Code); and (b) continued participation at the Company’s expense in the group insurance benefits up to two years, unless restricted or prohibited.

Clawback

Each of the employment agreements includes a “clawback” provision. In certain cases, the Company is authorized to reduce or cancel, or require the recovery of all or a portion of the NEO’s annual performance bonus or LTI compensation award if the Board determines that the NEO has engaged in intentional misconduct that has led to a material misstatement of our financial statements.

Definitions

Cause

Under the employment agreements, the Board may terminate an NEO’s employment for Cause. Cause generally includes: (1) the NEO’s confession or conviction of theft, fraud, embezzlement, or other crime involving dishonesty; (2) the NEO’s certification of materially inaccurate financial or other information pertaining to the Company or any of its subsidiaries with actual knowledge of such inaccuracies; (3) the NEO’s refusal or willful failure to cooperate with an investigation by a governmental agency pertaining to the financial or other business affairs of the Company or any of its subsidiaries unless such refusal or willful failure is based upon a written direction of the Board or the written advice of counsel; (4) the NEO’s excessive absenteeism (other than by reason of physical injury, disease, or mental illness) without a reasonable justification and failure on the part of the NEO to cure such absenteeism within 20 days after receipt of a written notice from the Board setting forth the particulars of such absenteeism; (5) material violation by the NEO of nondisclosure obligations under the employment agreement; (6) habitual and material negligence by the NEO in the performance of duties and responsibilities under the employment agreement and failure on the part of the NEO to cure such negligence within 20 days after receipt of a written notice from the Board setting forth in reasonable detail the particulars of such negligence; (7) material non-compliance by the NEO with performance obligations under the employment agreement and failure to correct such non-compliance within 20 days after receipt of a written notice from the Board setting forth in reasonable detail the particulars of such non-compliance; (8) material failure by the NEO to comply with a lawful directive of the Board and failure to cure such non-compliance within 20 days after receipt of a written notice from the Board setting forth in reasonable detail the particulars of such non-compliance; (9) a material breach by the NEO of any of fiduciary duties to the Company or its subsidiaries and, if such breach is curable, the NEO’s failure to cure such breach within 10 days after receipt of a written notice from the Board setting forth in reasonable detail the particulars of such breach; or (10) willful misconduct or fraud on the part of the NEO in the performance of the NEO’s duties under the employment agreement as determined in good faith by the Board.

In no event will the Company’s results of operations or any business judgment made in good faith by an NEO constitute an independent basis for termination for Cause under the employment agreement. Any termination of an NEO’s employment for Cause must be authorized by a majority vote of the Board taken within six months after a majority of the members of the Board (other than the NEO) have actual knowledge of the occurrence of the event or conduct constituting the Cause.

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Change of Control

For purposes of the employment agreements and the unvested restricted stock awards, a “Change of Control” of the Company generally includes: (1) the merger or consolidation of the Company into another corporation; (2) the acquisition of 30% or more of the outstanding voting capital stock of the Company by any person, entity, or group of persons; (3) a “going private” transaction involving the Company; (4) the sale or other disposition of all or substantially all of the Company’s property and assets; (5) the disposition to a third party of a major portion of the Company’s business (measured either by the consideration received as a percentage of the market value of the common stock or by the revenues of the Company represented by the business being sold); or (6) a change in a majority of the members of the Board without approval of 75% of the incumbent directors. The foregoing is merely a summary of the more detailed definition of “Change of Control” that appears in the employment agreements.

Constructive Termination

For purposes of the employment agreements, a “Constructive Termination” generally means any action by the Board or CEO or a permitted assignee, without the NEO’s prior consent, that materially and adversely alters the authority, duties, or responsibilities of the NEO. The NEO must provide written notice to the Board or the permitted assignee of the existence of the condition giving rise to the Constructive Termination within 90 days following the date the NEO first becomes aware of the existence of the condition and the Board or permitted assignee must fail to materially cure the condition within 30 days following the notice.

Separation Agreement with Rolland B. Johns

In connection with Mr. Johns' transition, we entered into a separation agreement with him. Under the terms of the separation agreement, Mr. Johns remained with the Company in a non-executive transition role from November 29, 2021 through April 1, 2022, to cooperate with the Company's reasonable instructions and requests related to transitioning of job tasks and responsibilities during the transition period. Mr. Johns continued to receive his then base salary and continuation of certain other benefits.

The separation agreement specified that he would be entitled to (1) a separation cash payment in the amount of $1,500,000, less all applicable withholding, payable in substantially equal installments in accordance with the Company's normal payroll practices for the next twelve months following the termination date, and (2) a payment equal to $27,800, paid in lump sum, less all applicable withholdings, constituting the equivalent of twelve months of COBRA continuation coverage under Company group health plans.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT UNDER THE 2021 EMPLOYMENT AGREEMENTS

The following describes the additional amount of compensation that would be paid to each of our NEOs under the 2021 Employment Agreements in the event of a termination of the NEO’s employment under various scenarios. The amounts shown are estimates of the amounts that would be paid to each NEO assuming a termination was effective as of December 31, 2021. We used $57.62 per share, the closing price of our common stock as of December 31, 2021 (the last trading day of our 2021 fiscal year), in determining the potential value of accelerated vesting of restricted stock awards. The actual amounts to be paid can only be determined at the time of an NEO’s separation from us. The amounts paid or to be paid to Mr. Johns in connection with his separation are set forth above under Separation Agreement with Rolland B. Johns.

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TERMINATION FOR DEATH, DISABILITY OR VOLUNTARY RESIGNATION

Assuming termination of employment on December 31, 2021, on account of the death of Mr. Shepherd, Mr. Tran, Mr. Kennedy, Ms. Bauer, or Mr. Johns, or by reason of the NEO’s disability, or voluntary resignation, the NEO would receive accrued benefits, any other amounts or benefits earned, accrued, or owed but not paid as of the employment termination date; and the NEO’s incentive bonus for 2021. In addition, if the NEO’s employment is terminated by reason of disability, the NEO would receive continued coverage under the group insurance benefits until the first to occur of the cessation of such disability or the attainment of age 65. The monthly premiums at December 31, 2021, for the group insurance benefits were approximately $1,774 for Mr. Shepherd (age 54), $2,265 for Mr. Tran (age 52), $2,149 for Mr. Kennedy (age 52), $1,470 for Ms. Bauer (age 59), and $2,268 for Mr. Johns (age 52). In February 2019, the Compensation Committee amended the terms of all outstanding equity awards such that all unvested time-based equity awards will vest in full upon the holder’s death. The values of the unvested time-based awards for each of our NEOs as of December 31, 2021, were $4,266,127 for Mr. Shepherd, $0 for Mr. Tran, $2,467,981 for Mr. Kennedy, $894,608 for Ms. Bauer, and $1,507,857 for Mr. Johns. For more information, see Outstanding Equity Awards as of December 31, 2021.

TERMINATION FOR CAUSE

Assuming termination of employment on December 31, 2021, by the Company for Cause for Mr. Shepherd, Mr. Tran, Mr. Kennedy, Ms. Bauer, or Mr. Johns, the NEO would receive accrued benefits through the termination date and any other amounts or benefits earned, accrued, or owed to but not paid as of the employment termination date.

TERMINATION WITHOUT CAUSE PRIOR TO A CHANGE OF CONTROL

Assuming termination of employment on December 31, 2021, by the Company without Cause (or a Constructive Termination by the NEO) prior to a Change of Control, the NEO would receive accrued benefits through the termination date, and any other amounts or benefits earned, accrued, or owed but not paid as of the employment termination date. Subject to an irrevocable release, each executive would also receive a cash amount equal to 100% of the average W-2 wages for the three prior calendar years, with the exception of Mr. Shepherd who entered into a different employment agreement upon appointment to CEO, and described within Termination and Change of Control Provisions under 2021 Employment Agreements above, and continued coverage under the group insurance benefits as shown in the following table.

TERMINATION WITHOUT CAUSE PRIOR TO A CHANGE OF CONTROL

Payment or Benefit	Brian A. Shepherd	Hai Tran	Kenneth M. Kennedy	Elizabeth A. Bauer	Rolland B. Johns
Cash Amount(1)	$1,868,220	$-	$1,819,452	$868,954	$1,110,396
Group medical, dental, life, and long-term disability benefits(2)	21,291	27,184	25,794	17,635	27,210
TOTALS	$1,889,511	$27,184	$1,845,246	$886,589	$1,137,606
(1)

Amount payable in substantially equal installments in accordance with the Company’s normal payroll practices for the 12 months following the termination date starting on the first regularly scheduled payroll date that is at least 60 days following the termination date.

(2)

Amount represents premiums for 12 months, based upon monthly premiums being paid as of December 31, 2021. Benefits will cease if the NEO receives substantially equivalent benefits from another employer.

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TERMINATION WITHOUT CAUSE AFTER A CHANGE OF CONTROL

Assuming termination of employment on December 31, 2021, by the Company, without Cause (including a Constructive Termination) after a Change of Control, the NEO would receive accrued benefits; any other amounts or benefits earned, accrued, or owed but not paid as of the employment termination date; and vesting of all unvested shares of restricted stock held on December 31, 2021, subject to limitations. Subject to an irrevocable release, each executive would also receive: (a) an amount equal to three (3) times the sum of his or her base salary plus the performance-based cash bonus he or she would receive if the Company attained 100% of its performance goals (not exceeding excise tax thresholds limits under Section 280G of the Code), with the exception of Mr. Shepherd who entered into a different employment agreement upon appointment to CEO, and described within Termination and Change of Control Provisions under 2021 Employment Agreements above; and (b) continued coverage under the group insurance benefits for two years as shown in the following table.

TERMINATION WITHOUT CAUSE AFTER A CHANGE OF CONTROL

Payment or Benefit	Brian A. Shepherd	Hai Tran	Kenneth M. Kennedy	Elizabeth A. Bauer	Rolland B. Johns
Cash Amount(1)	$-	$-	$292,338	$1,895,078	$897,094
Group medical, dental, life, and long-term disability benefits(2)	42,582	54,368	51,588	35,270	54,420
Acceleration of vesting of restricted stock awards(3)	11,324,289	-	6,576,747	1,378,443	3,413,409
TOTALS	$11,366,871	$54,368	$6,920,673	$3,308,791	$4,364,923
(1)

Amount would be paid in a lump sum within 30 days after the termination of employment without regard to other employment.

(2)

Amount represents premiums for 24 months, based upon monthly premiums being paid as of December 31, 2021. Benefits will cease if the NEO receives substantially equivalent benefits from another employer.

(3)

Amount represents the maximum number of shares of unvested restricted stock that would vest upon the termination of employment after a Change of Control, multiplied by the closing market price of the common stock on December 31, 2021, the last trading day of the year, of $57.62 per share. Amount may be reduced under Sections 280G and 4999 of the Code.

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CEO PAY RATIO

Pursuant to Item 402(u) of SEC Regulation S-K, we are required to annually disclose the ratio of the annual total compensation of our CEO to that of our median employee.

We believe the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with applicable SEC rules. Because there has been a substantial change in our employee population organization, we recalculated the median employee for 2021. To identify the median employee in 2021 and to determine the annual total compensation of our median employee and our CEO, we took the following steps:

■

We selected December 31, 2021 as the date on which we would identify our median employee because it enabled us to make such identification in an efficient and reasonable manner;

■

We identified our median employee, after accumulating annual base pay, bonus earned, and equity granted (“Annual Compensation”) for our entire global employee workforce, excluding our CEO, based on the local currency of the countries in which they were employed for the fiscal year that ended on December 31, 2021;

■

Each employee’s Annual Compensation was then converted to U.S. Dollars using average foreign currency rates prevailing during the year, and arrayed high to low to identify our median employee; and

■

We calculated annual total compensation for the median employee in the same manner that we calculated compensation for our NEOs for our 2021 Summary Compensation Table, resulting in annual total compensation for our median employee to be $60,208 for the year ended December 31, 2021.

Our CEO’s annual total compensation for 2021 was $5,763,015, as reported in the Executive Compensation Tables - 2021 Summary Compensation Table, and was approximately 96 times the annual total compensation of the median employee.

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PROPOSAL 3 – APPROVAL OF THE THIRD AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

Our Board, upon the recommendation of the Compensation Committee, is asking shareholders to approve an amendment and restatement of the CSG Systems International, Inc. 1996 Employee Stock Purchase Plan (the "ESPP" or the "Plan") primarily to increase the number of shares of our common stock available for purchase by 1,150,000 shares. Other changes include adding a ten-year expiration to the Plan which remains in effect until the tenth (10th) anniversary of the date of approval by the shareholders.

The non-qualified ESPP was initially approved by the Board and our shareholders in 1996, and our shareholders most recently approved the Second Amended and Restated ESPP at the 2011 annual meeting of shareholders. The proposed third amendment and restatement of the ESPP (the “A&R ESPP”), upon recommendation of the Compensation Committee, was approved by our Board in February 2022, subject to shareholder approval. If approved by our shareholders, the A&R ESPP becomes effective as of the date of the Annual Meeting. If our shareholders do not approve the A&R ESPP, the ESPP will remain as previously approved by our shareholders, and will remain available for new grants to the extent shares remain available for issuance under the Plan.

BACKGROUND AND AMENDMENTS TO THE PLAN

PURPOSE OF THE AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the ESPP is to provide eligible employees of the Company and our subsidiaries with a program for the regular purchase of our common stock from the Company through periodic payroll deductions. The ESPP gives participating employees a convenient and cost-effective means of acquiring a proprietary interest in the Company. Under the ESPP, employees acquire our common stock at a 15% discount from the market price as determined on each purchase date. Our executive officers are not eligible to participate in the ESPP.

BACKGROUND

The ESPP previously authorized the sale of 458,043 shares of our common stock (adjusted to reflect the effect of a 2-for-1 stock split in the form of a 100% stock dividend on March 5, 1999). In 2004, our shareholders approved an increase in the number of shares available for purchase by 500,000 shares to 958,043 shares. On November 19, 2009, our Board approved an amendment and restatement of the ESPP to comply with tax law changes and to make other administrative changes. In 2011 our shareholders approved an additional 750,000 shares to the ESPP.

Employee participation in our ESPP has increased since inception of the plan. Currently, 32% of our eligible employees make regular contributions and purchases through the plan. The average aggregate number of shares purchased each month during 2021 by all participants in the ESPP was 5,362. Since its inception in 1996 through December 31, 2021, a total of 1,618,678 shares of common stock had been purchased under the ESPP by eligible employees, leaving 89,365 shares available for subsequent purchases. If the A&R ESPP is approved, the number of shares available for purchase under the ESPP will increase by 1,150,000 shares, which represents approximately 3.8% of our total common stock outstanding as of December 31, 2021. If shareholder approval is not obtained, then the amendment and restatement of the ESPP will not be implemented, and the ESPP will continue in effect pursuant to its terms before the proposed amendment and restatement. Approval of the A&R ESPP will ensure that sufficient shares are available for purchase by our employees for the next several years.

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Summary of the A&R ESPP

The following summary of material terms of our Third Amended and Restated 1996 Employee Stock Purchase Plan ("ESPP") does not purport to be complete and is subject to and qualified in its entirety by the actual terms of the plan, which appears as Appendix A to this proxy statement.

Participation

Full-time and part-time employees of the Company and our designated subsidiaries (other than temporary employees) are eligible to participate in the ESPP on a voluntary basis. However, employees of the Company who have been designated by the Board as executive officers of the Company or are otherwise subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 are not eligible to participate in the ESPP. As of April 1, 2022, pending approval of the amended and restated ESPP, approximately 5,242 employees of the Company and our designated subsidiaries may become eligible to participate in the ESPP.

Payroll Deductions

The ESPP provides eligible employees who elect to participate the opportunity to purchase shares of our common stock through periodic payroll deductions. If a participant is paid on a biweekly schedule, the minimum payroll deduction for the purchase of shares is $10 and the maximum payroll deduction is $1,000 per pay period (in U.S. dollars or the approximate equivalent for non-U.S. currency). Proportionate adjustments are made in such amounts for payroll periods other than biweekly. An employee may change the amount of his or her payroll deduction and may cease to participate in the ESPP at any time. If an employee ceases to be eligible to participate in the ESPP, then such employee may no longer purchase shares through the ESPP.

Administration

The CEO of the Company (or his or her delegate) generally has the authority to administer the ESPP. The ESPP includes flexibility to determine the duration of purchase periods and the ability to adopt sub-plans to accommodate the specific requirements of local law for our employees outside of the United States. The Company has delegated certain authority to administer the operations of the ESPP to a third-party administrator, an independent agent of the Company. The Company bears the expenses of administering the ESPP, but participants bear any expenses which the agent incurs in selling shares held in their ESPP accounts.

Issuance of Shares

Unless otherwise determined by the Company, purchase periods under the ESPP will coincide with each calendar month. On the last business day of each purchase period, the Company notifies the agent of the aggregate amount withheld for each participant during that purchase period and instructs the transfer agent for the common stock to issue to the agent that number of full shares which is equal to the aggregate amount withheld for all participants during such period divided by an amount equal to 85% of the last sale price of the common stock on the Nasdaq Stock Market on the last trading day of such period. The agent then allocates such shares proportionately to the accounts of those participants whose payroll deductions provided the funds for such period's purchase. Upon the request of a participant, the agent will sell any or all of the shares then credited to such participant's ESPP account and will remit the net proceeds of such sale to such participant. Participants have the right to vote the shares held for them in their ESPP accounts.

Amendment and Termination

Unless earlier terminated by the Board, the ESPP will terminate on the tenth anniversary of the date on which the ESPP is approved by our shareholders. The Board may terminate the ESPP as of the end of any purchase period and may amend the ESPP at any time. If the Board changes the discount from the market price of our common stock at which shares are to be purchased under the ESPP, then the Company will not implement such change until participants have been notified of such change and given a reasonable opportunity to cease participation in the ESPP.

Tax Consequences

The following paragraphs describe certain U.S. federal income tax consequences of the ESPP. Different rules may apply to participants who are not subject to U.S. federal income tax.

To the extent required by applicable laws and regulations, the employer of a participant will withhold from such participant's wages any taxes or other amounts required to be withheld by reason of the purchase of shares under the ESPP at a price less than the current market price at the time of the purchase.

As shares of common stock purchased under the ESPP are allocated to the account of a participant each purchase period, the participant will include in his or her gross income the difference between the fair market value of the common stock so allocated and the payroll deductions elected by such participant for that purchase period. Such difference (the "spread") will be taxable to the participant as current compensation income.

When a participant sells shares of common stock acquired under the ESPP, the difference between the sale price of such shares and the participant's income tax basis in such shares will constitute long term or short term capital gain or loss, depending upon the sale price and the participant's holding period for the shares sold. A participant's income tax basis for shares acquired under the ESPP generally will be the sum of the payroll deductions applied to the purchase of such shares and the amount of taxable income realized by the participant upon such purchase.

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A participant's employer generally will be entitled to a U.S. federal income tax deduction in the same amount as the compensation income the participant is required to recognize for U.S. federal income tax purposes (i.e., the spread) and at the same time as such recognition occurs (i.e., at the time the shares of common stock are acquired for the participant's account).

New Plan Benefits

Because (i) participation in the ESPP is voluntary on the part of eligible employees, (ii) participants in their discretion may change the dollar amounts of their purchases from time to time and may cease to participate in the ESPP at any time and (iii) the purchase prices under the ESPP are based on the market value of the common stock at the times of the purchases, the Company is not able to state the number of shares of common stock that any participant in the ESPP will purchase, the purchase prices for such shares or the dollar amount of the purchase price discount that any participant will receive. The closing price of our common stock on the Nasdaq Stock Market on March 25, 2022, was $62.12 per share.

EQUITY COMPENSATION PLANS

The following table summarizes certain information about our equity compensation plans as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	-	$ -	4,703,890

Of the total number of securities remaining available for future issuance, 4,614,524 shares can be used for various types of stock-based awards, as specified in the equity compensation plan, with the remaining 89,366 shares to be used for our employee stock purchase plan. As of December 31, 2021, there were 1,205,603 unvested awards outstanding. See Note 13 to our Consolidated Financial Statements in our 2021 Annual Report on Form 10-K for additional discussion of our equity compensation plans.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE THIRD AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

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PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2022

KPMG LLP has served as our independent registered public accounting firm since 2002 and has been appointed by the Audit Committee to serve in such capacity for 2022. The Company expects that representatives of KPMG LLP will attend the Annual Meeting. Such representatives will have the opportunity to make a statement if they wish, and they will be available to respond to appropriate questions.

The following table sets forth the amounts paid to KPMG in three categories.

“Audit Fees” are the aggregate fees billed by KPMG LLP for 2021 and 2020 for professional services rendered for audits of our annual consolidated financial statements and reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for such periods, such as the attestation on the effectiveness of the Company’s internal control over financial reporting.

“Audit-Related Fees” are the aggregate fees billed by KPMG LLP in 2021 and 2020 for assurance and related services that are reasonably related to the performance of the audits or reviews of the Company’s financial statements and are not reported under “Audit Fees.”

“Tax Fees” are the aggregate fees billed by KPMG LLP in 2021 and 2020 for federal, state, and foreign tax compliance, tax advice, and tax planning services.

	2021	2020
Audit Fees	$2,126,360	$1,882,416
Audit-Related Fees	675,000	635,993
Tax Fees	82,200	78,259
TOTAL FEES	$2,883,560	$2,596,668

Other than as reported above, no other fees were billed by KPMG LLP for 2021 or 2020. All of the services listed above were pre-approved by the Audit Committee under the procedures described below.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee charter requires the Audit Committee to approve, before services are performed, all audit and permissible non-audit-related services to be provided to the Company by the Company’s independent registered public accounting firm. The Audit Committee has delegated to its Chair the authority to perform the Audit Committee’s responsibilities with respect to such approvals. The Audit Committee Chair is required to report to the Audit Committee at its next meeting on the manner in which such delegated performance was carried out. Each year since 2002, the engagement of KPMG LLP to provide services to the Company has been approved in advance either by the Audit Committee or by its Chair pursuant to this delegated authority.

The Audit Committee annually evaluates the performance of the independent registered public accounting firm and determines whether to engage the current independent auditors or consider other independent audit firms. Factors considered by the Audit Committee in deciding whether to retain the current independent auditors include:

■

quality of service and sufficiency of resources;

■

communication and interaction; and

■

independence, objectivity, and professional skepticism.

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Based on this evaluation, the Audit Committee and the Board believe that retaining KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022, is in the best interests of our Company and its shareholders.

Although the Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm, the Board is requesting that shareholders ratify such appointment as a matter of good corporate governance. If shareholders do not ratify such appointment, the Audit Committee nevertheless may determine that it is in the best interests of the Company and its shareholders to retain KPMG LLP for 2022. Regardless of the vote on this proposal, the Audit Committee at any time during the year may appoint a different independent registered public accounting firm for 2022 if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2022.

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REPORT OF THE AUDIT COMMITTEE

The primary purposes of the Audit Committee, as set forth in its charter, are to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements and to provide oversight of our risk and compliance management programs. The Audit Committee has implemented procedures to help it execute these responsibilities. During 2021 and through the completion of the audit of the Company’s consolidated financial statements for that year, those procedures included regular meetings with management and with appropriate representatives of the Company’s independent registered public accounting firm.

We reviewed and discussed both with management and with the Company’s independent registered public accounting firm, KPMG LLP, the Company’s audited consolidated financial statements for the year ended December 31, 2021.

We also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

We received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and have discussed with KPMG LLP its independence.

Based upon these reviews and discussions, we recommended to the Board that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2021, be included in the Company’s Annual Report on Form 10-K for such year for filing with the SEC.

Audit Committee of the Board of Directors:

David G. Barnes, Chair
Ronald H. Cooper
Janice I. Obuchowski
Donald B. Reed
Silvio Tavares
Tse Li “Lily” Yang

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RELATED PARTY TRANSACTIONS

The Audit Committee is responsible for reviewing and approving all related party transactions, including all transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

There were no related party transactions during 2021 and there are not any currently proposed transactions, in which the Company and any related person were or are participants, that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

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QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND VOTING

HOW TO PARTICIPATE IN THE ANNUAL MEETING

For health and safety reasons, we are keeping the online format for the Annual Meeting. By hosting the Annual Meeting online, we can communicate more effectively with our shareholders, make it easier to attend from anywhere in the world, reduce costs, and increase overall safety for participants.

You can access the virtual Annual Meeting at www.virtualshareholdermeeting.com/CSGS2022. There will be no physical location for shareholders to attend.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 23, 2022, the record date for the Annual Meeting. If you plan to attend the Annual Meeting online, you will need your 16-digit control number. The Annual Meeting will begin promptly at 9:00 a.m. (Central Daylight Time), with online check-in available at 8:45 a.m. (Central Daylight Time). Please give yourself plenty of time to log in and ensure that you can hear streaming audio before the Annual Meeting begins.

The virtual meeting platform is fully supported across browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins, but you should ensure that you have a strong Internet connection where you intend to participate.

The question and answer session will include questions submitted before the Annual Meeting and we will only answer questions relating to the business of the Annual Meeting. If you are a shareholder and would like to submit a question in advance, email your question to john.rea@csgi.com no later than May 4, 2022. If you encounter any technical difficulties with the virtual meeting platform on the day of the Annual Meeting, technical support phone numbers will be posted on the virtual meeting log-in page. Technical support will be available starting at 8:45 a.m. (Central Daylight Time) on May 18, 2022.

An audio webcast of the Annual Meeting will be posted online at the “Investor Relations” section of our website located at https://ir.csgi.com/investors and will remain available for approximately thirty days after posting.

WHY AM I RECEIVING THESE MATERIALS?

These proxy materials explain the items of business that will be brought to a vote at CSG’s Annual Meeting.

As a shareholder, you are invited to attend and vote at our Annual Meeting, or at any adjournment or postponement thereof. To ensure your vote is counted, our Board is soliciting your proxy to vote on your behalf.

HOW CAN I GET ELECTRONIC ACCESS TO THE PROXY MATERIALS?

You may view our proxy materials online at www.proxyvote.com.

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WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING AND HOW DOES THE BOARD SUGGEST I VOTE?

Four proposals are scheduled to be voted on at the Annual Meeting:

Proposal	Board Recommendation
Proposal 1—To elect three Class I Directors	FOR each nominee
Proposal 2—To approve, on an advisory basis, the compensation of our named executive officers	FOR
Proposal 3—To approve the Third Amended and Restated 1996 Employee Stock Purchase Plan	FOR
Proposal 4—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2022	FOR

We also will transact any other business that properly comes before the Annual Meeting.

WHAT SHARES CAN I VOTE?

You are entitled to one vote for each share of our common stock that you owned as of the close of business on March 23, 2022, the “record date” for the Annual Meeting. You also can vote all shares for which you hold a valid proxy. At the close of business on the record date, there were 32,272,599 shares of our common stock outstanding and entitled to notice of, and to vote at, the Annual Meeting.

MAY I ATTEND THE ANNUAL MEETING?

There will not be a physical location for the meeting. You may attend the virtual Annual Meeting only if you were a shareholder of the Company as of the record date or you hold a valid proxy for the Annual Meeting. You will need the 16-digit control number included in your Notice of Internet Availability, on your proxy card, or on the instructions that accompany your proxy materials.

MAY I VOTE MY SHARES AT THE ANNUAL MEETING?

If you are a shareholder of record—meaning you hold our common stock in your name with our transfer agent (Computershare Trust Company, N.A.)—you may vote your shares online at the Annual Meeting. If you are a beneficial owner—meaning that a broker, bank, trustee, or other nominee holds your common stock in “street name”—you can vote online during the Annual Meeting only if you obtain a valid proxy from the record holder giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions as soon as possible so that your vote will be counted if you later decide not to attend the Annual Meeting.

MAY I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

You may direct how your shares are voted without attending the Annual Meeting. If you are a shareholder of record, you will receive a Notice of Internet Availability, which explains how to access the proxy materials online, contains a listing of matters to be considered at the Annual Meeting, and describes how shares can be voted by telephone, online, or by completing and returning a proxy card. If you hold shares beneficially in “street name”, your broker, bank, trustee, or other nominee should provide you a means to instruct how your shares should be voted.

WHAT IF I AM A BENEFICIAL OWNER AND DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER?

If you are a beneficial owner of CSG shares, your broker, bank or other nominee is not permitted to vote on your behalf on the election of directors, the advisory say-on-pay proposal, the Third Amended and Restated 1996 Employee Stock Purchase Plan or any other matter to be considered at the Annual Meeting except for Proposal 4 (the ratification of the appointment of KPMG LLP as our independent auditor for 2022), unless you provide specific instructions by completing and returning the voting

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instruction form or following the instructions you receive about voting your shares on the Internet or by telephone. A broker non-vote occurs when a broker, bank, trustee, or other nominee returns a proxy card, but does not vote on one or more matters because such broker, bank, trustee, or other nominee does not have the authority to do so without instructions from the beneficial owner. Broker non-votes and discretionary authority are further described below. If you do not provide voting instructions, your shares will not be voted on any proposal except for Proposal 4. For your vote to be counted, you will need to communicate your voting instructions in a timely manner as directed by your broker, bank or other nominee.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

If you are a shareholder of record and you return your signed proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.

MAY I CHANGE OR REVOKE MY VOTE?

If you are a shareholder of record, there are three ways to change or revoke your vote before the conclusion of voting at the Annual Meeting: (1) deliver a new proxy bearing a later date by mail, telephone, or over the Internet, which automatically revokes your earlier proxy; (2) provide a written notice of revocation to our Secretary at our principal offices listed on the first page of this proxy statement; or (3) vote online during the Annual Meeting. Attending the Annual Meeting without voting will not affect your previously granted proxy.

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or other nominee. Alternatively, if you have obtained a valid proxy from your broker, bank, trustee, or other nominee giving you the right to personally vote your shares, you can vote online during the Annual Meeting.

HOW MANY SHARES MUST BE PRESENT OR REPRESENTED TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

We can transact business at the Annual Meeting if a majority of the issued and outstanding shares of common stock entitled to vote are present or represented by proxy. Abstentions are counted for the purpose of determining whether there is a quorum.

“Broker non-votes” will be counted for the purpose of determining whether there is a quorum as long as the bank, broker, or nominee uses its discretionary authority to vote on Proposal 4.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

Proposal	Vote Required to Pass	Effect of Abstentions and Broker Non-votes
Proposal 1, Election of Directors

Each nominee who receives a majority of the votes cast for his or her election (meaning the number of votes cast FOR a director’s election exceeds the number of votes cast AGAINST that director’s election) will be elected as a director.

No effect
Proposal 2, Advisory Say-on-Pay Vote	The proposal will be approved if a majority of the shares present or represented by proxy vote FOR approval	Abstentions will have the same effect as AGAINST votes Broker non-votes will have no effect
Proposal 3, Third Amended and Restated Employee Stock Purchase Plan	The proposal will be approved if a majority of the shares present or represented by proxy vote FOR approval	Abstentions will have the same effect as AGAINST votes Broker non-votes will have no effect
Proposal 4, Ratification of Auditors	The proposal will be approved if a majority of the shares present in person or represented by proxy vote FOR approval	Abstentions will have the same effect as AGAINST votes Broker non-votes will have no effect

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We use a majority voting standard in the election of directors. Thus, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), each nominee to the Board will be elected by the vote of a “majority of the votes cast,” meaning that the number of votes cast FOR a director’s election must exceed the number of votes cast AGAINST that director’s election. The election of directors at the Annual Meeting is an uncontested election. Abstentions and broker non-votes will not count as votes cast for purposes of this proposal.

If a continuing director seeking re-election does not receive a majority of the votes cast FOR his or her election, that director must submit a resignation to the Board, with a presumption that the resignation will be accepted unless the Board determines there is a compelling reason for the director to remain on the Board. In the case of a contested election, directors will be elected by a plurality vote, meaning that the nominees who receive the greatest number of votes cast FOR their election will be elected.

HOW ARE VOTES COUNTED?

Votes cast will be tabulated by the inspector of elections appointed for the Annual Meeting. If you provide specific instructions on your proxy card, your shares will be voted as you instruct.

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

We are not aware of any business to be acted upon at the Annual Meeting other than the four proposals described in this proxy statement. If you grant a proxy, the individuals named as proxy holders, Brian A. Shepherd and Rasmani Bhattacharya, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials, and soliciting votes. Our directors, executives, and regular employees, without additional remuneration, and their appointed agents, may solicit proxies or votes in person, by telephone, or by electronic communication. We will request banks, brokers, and other fiduciaries to forward proxy materials to the owners of stock held in their names and will reimburse their reasonable out-of-pocket expenses incurred in connection with that distribution.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We will announce voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC no later than four business days after the Annual Meeting.

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SHAREHOLDER PROPOSALS

A shareholder who would like to have a proposal considered for inclusion in our 2023 proxy statement pursuant to SEC rules must submit the proposal so that we receive it no later than December 5, 2022, unless the date of our 2023 annual meeting of shareholders is more than 30 days before or after May 18, 2023, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of shareholder proposals that may be excluded from a proxy statement. Shareholder proposals should be addressed to the Secretary, CSG Systems International, Inc., 6175 S. Willow Drive, Greenwood Village, CO 80111.

For shareholder proposals and shareholder nominations submitted outside of the SEC proposal rules, our bylaws require that the Secretary of the Company receive advance written notice in proper form for matters to be brought before an annual shareholders meeting. We must receive notice of shareholder proposals for the 2023 annual meeting no later than December 5, 2022. If the date of our 2023 annual meeting is changed by more than 30 days from May 18, 2023, proper notice of shareholder proposals and nominations must be received as provided for in our bylaws.

Our bylaws also provide that shareholder nominations of individuals for election to the Board are subject to certain informational requirements. Copies of our bylaws are available to shareholders upon request made to our Secretary at the aforementioned address.

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HOUSEHOLDING

We have adopted a procedure called “householding.” This practice allows us to deliver only one copy of proxy-related materials, annual reports, and information statements to shareholders who share the same address and last name and who do not participate in e-mail delivery of these materials, unless one or more shareholders notifies us that he or she would like to receive an individual copy. If you share an address with another shareholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Annual Meeting or for future meetings or shareholder communications, please send your written request to CSG Systems International, Inc., 6175 S. Willow Drive, Greenwood Village, CO 80111, Attn: Investor Relations Department or to john.rea@csgi.com or call us at (303) 200-2000. We will promptly deliver a separate copy to you. Similarly, you may also contact us through one of these methods if you receive multiple copies of proxy-related materials and other shareholder communications and would prefer to receive a single copy in the future.

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ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS

A copy of our 2021 Annual Report on Form 10-K is included in the proxy materials and is also available on our website on the Investor Relations page (located at https://ir.csgi.com/investors/financials/sec-filings). If you request, we will provide you with a separate copy of our 2021 Annual Report on Form 10-K for the year ended December 31, 2021, without charge. You should direct your requests to our Investor Relations department at the address or phone number aforementioned. The 2021 Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy statement.

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OTHER MATTERS

As of the date of this proxy statement, we are not aware of any matter that may come before the Annual Meeting other than the matters discussed in this proxy statement. However, if any other matter is properly presented at the Annual Meeting, the individuals named in the accompanying proxy or their substitutes will have discretionary authority to vote on such matter in accordance with their judgment.

By Order of the Board of Directors

Rasmani Bhattacharya
Secretary

April 4, 2022

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APPENDIX A

CSG SYSTEMS INTERNATIONAL, INC.

THIRD AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND RESTATED EFFECTIVE MAY 18, 2022)

THIRD AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

Article I

General

1.1

Purpose of the Plan. The purpose of the CSG Systems International, Inc. Third Amended and Restated 1996 Employee Stock Purchase Plan (the “Plan”) is to provide Eligible Employees of the Company and its Designated Subsidiaries with a program for the regular purchase of Shares from the Company through periodic payroll deductions and dividend reinvestments, thereby giving Participants the opportunity to acquire a proprietary interest in the success of the Company.

1.2

Definitions. For purposes of the Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

(a)

“Adjusted Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value on the last trading day of the Purchase Period for which an Adjusted Price is being determined.

(b)

“Agent” means the independent agent appointed pursuant to Section 1.4.

(c)

“Board” means the board of directors of the Company.

(d)

“Company” means CSG Systems International, Inc., a Delaware corporation.

(e)

“Designated Subsidiary” means a Subsidiary designated by the Board for participation in the Plan.

(f)

“Eligible Employee” means a person who is of majority age in his or her domicile state or other applicable jurisdiction and is a full-time or part-time employee of the Company or a Designated Subsidiary, except that a temporary employee and an employee who has been designated by the Board of Directors of the Company as an executive officer of the Company or is otherwise subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 shall not be eligible to participate in the Plan.

(g)

“Fair Market Value” means the last sale price of the Shares as quoted on the Nasdaq Stock Market on the trading day for which the determination is being made, or, if the Shares are listed on another national securities exchange, the last reported sale price on the principal national securities exchange on which the Shares are listed or admitted to trading on the trading day for which the determination is being made, or, if the Shares are neither quoted on the Nasdaq Stock Market nor listed or admitted to trading on another national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on the day for which the determination is being made as reported through Nasdaq, or, if bid and asked prices for the Shares on such day are not reported through Nasdaq, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Shares selected for such purpose by the Chief Executive Officer of the Company, or, if none of the foregoing is applicable, the fair market value of the Shares as determined in good faith by the Chief Executive Officer of the Company in his sole discretion.

(h)

“Participant” means an Eligible Employee who has elected to participate in the Plan pursuant to Section 2.1.

(i)

“Purchase Period” means the period established pursuant to Section 2.2 which determines the times for the issuance of Shares by the Company to the Agent pursuant to Section 2.2.

(j)

“Shares” means shares of Common Stock, $0.01 par value per share, of the Company.

(k)

“Subsidiary” means a corporation or other entity of which not less than 50% of the voting shares or other voting interests are held by the Company or a Subsidiary, whether or not such corporation or other entity now exists or hereafter is organized or acquired by the Company or a Subsidiary. The plural form of such word is “Subsidiaries”.

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1.3

Effective Date and Term of Plan. The original effective date of the Plan was September 1, 1996. This third amendment and restatement of the Plan shall become effective upon its approval by the shareholders of the Company at the 2022 annual meeting of the shareholders of the Company. The Plan shall remain in effect until the tenth (10th) anniversary of the date of approval by the shareholders of the Company, subject to termination by the Board as of the end of any Purchase Period and subject to the provisions of Section 1.5.

1.4

Appointment and Removal of the Agent. The Company shall appoint an independent bank, trust company, brokerage firm, or other financial institution or an affiliate thereof to administer the Plan (including but not limited to the establishment of such procedures as reasonably may be necessary to accomplish such administration in a manner consistent with the purposes of the Plan), keep the records of the Plan reflecting the interests of Participants, hold Shares acquired under the Plan on behalf of Participants, and generally act as the agent of Participants in the manner and to the extent provided in the Plan. In the event of the resignation or removal of the Agent, the Company promptly shall appoint a new Agent.

1.5

Shares Available Under the Plan. The maximum number of shares which the Company may issue under the Plan on and after the date of the 2022 annual meeting of shareholders of the Company is the sum of (a) the number of Shares which were available for issuance under the Plan as of the day immediately preceding the date of the 2022 annual meeting of shareholders of the Company, plus (b) 1,150,000 Shares; and the Company shall reserve and keep available for issuance under the Plan such maximum number of shares. In the event of an increase in the number of outstanding Shares by reason of a stock dividend, stock split or other change in capitalization of the Company, the number of Shares then remaining available for issuance under the Plan shall be increased proportionately.

1.6

Action by the Company. Unless otherwise expressly provided by the Plan or the Board, whenever an action is required by or permitted to the Company under the Plan and is not expressly required to be taken by the Board, such action shall be taken by the Chief Executive Officer of the Company or his or her delegate.

Article II

Plan Participation

2.1

Enrollment and Payroll Deductions. Participation in the Plan is voluntary. An Eligible Employee may elect to participate in the Plan by completing the necessary enrollment steps prescribed by the Company to authorize periodic payroll deductions by the Company from such Eligible Employee’s wages of the periodic amount specified by such Eligible Employee. Payroll deductions with respect to an Eligible Employee shall commence as soon as administratively practicable after the enrollment and payroll deduction authorization of such Eligible Employee is received and accepted by the Company. If a Participant’s wages are paid on a biweekly schedule, then the biweekly payroll deduction amount specified by such Participant in his or her payroll deduction authorization must be a minimum of $10 and may not exceed $1,000 (or such other minimum and maximum amounts or percentage of compensation as may be established by the Company from time to time); in the case of Participants whose compensation is paid in a currency other than United States dollars, the applicable limits shall be the approximate equivalents of such minimum and maximum amounts fixed from time to time by the Company in administratively convenient units of such other currency. If a Participant’s wages are paid on a schedule other than biweekly, then the periodic payroll deductions referred to in this Section 2.1 shall be made with respect to such Participant in accordance with such schedule as reflected in such Participant’s payroll deduction authorization; and the Company shall proportionately adjust the minimum and maximum permitted payroll deductions applicable to such Participant. A Participant may change his or her periodic payroll deduction amount by completing the necessary steps prescribed by the Company; such change shall be effective as soon as administratively practicable after the change form is received and accepted by the Company. A Participant may cease participation in the Plan as of any payroll date by giving notice of such cessation to the Company in such form as the Company may specify at least fifteen (15) days prior to such payroll date. The Agent shall continue to maintain the Plan account of a Participant who ceases participation in the Plan until such Participant instructs the Agent either to issue the Shares held in such Plan account to such Participant or to sell such Shares and remit the net proceeds of such sale to such Participant as provided in Section 2.5.

2.2

Purchase Period and Issuance of Shares to Agent. Unless the Company establishes a different Purchase Period, the Purchase Period shall be each calendar month. The Company may change the Purchase Period from time to time, but in no event shall the Purchase Period be longer than six (6) calendar months On the last business day of each Purchase Period, the Company shall notify the Agent in written or electronic form of the aggregate United States dollar amount withheld for each Participant during such Purchase Period and shall instruct the transfer agent for the Shares to issue to the Agent (in such form or nominee name as the Agent may direct) as an original issuance of authorized but unissued Shares or as the reissuance of Shares held by the Company as treasury shares (and shall provide such transfer agent with such additional documentation as may be required for such purpose) that number of full Shares which is equal to (a) the aggregate United States dollar amount withheld pursuant to the Plan for all Participants during such Purchase Period (less all taxes withheld pursuant to Section 3.4) divided by (b) the

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Adjusted Price; any portion of such aggregate dollar amount that is insufficient to purchase a full Share shall be carried over to the next Purchase Period. Upon the issuance or reissuance of such number of full Shares, the amount referred to in clause (a) of the preceding sentence (less any amount carried over to the following Purchase Period) shall be deemed to have been paid to and received by the Company, and shall be appropriately reflected on the books of the Company, as the consideration for such number of newly issued or reissued full Shares. For purposes of determining the United States dollar amount withheld from the wages of Participants whose compensation is paid in a currency other than United States dollars, the amount withheld in such other currency shall be converted to United States dollars on the basis of the applicable exchange rate quoted in The Wall Street Journal or another reliable source for the next-to-the-last business day of the Purchase Period involved.

2.3

Allocation of Shares Among Participants. The Agent shall establish and maintain a separate Plan account for each Participant and shall allocate the Shares acquired by the Agent pursuant to Section 2.2 for a particular Purchase Period among the Plan accounts of those Participants whose payroll deductions provided the funds used to acquire such Shares. Such allocation shall be made in the Plan records maintained by the Agent in proportion to the United States dollar amount of funds so provided by each Participant (less all taxes withheld pursuant to Section 3.4) and, if fractional shares are involved, shall be made to three decimal places. Subject to the provisions of Section 2.5, the Agent shall hold in its name or the name of its nominee, for the benefit of all Participants, all shares acquired under the Plan. The Agent shall regularly make available to each Participant, either in written or electronic form, current information with respect to the Participant’s Plan account showing acquisitions of Shares, dividends credited, sales or issuances of Shares, any applicable commissions or fees charged to such Participant, and the number of Shares then held.

2.4

Dividends and Distributions. Dividends and other distributions by the Company with respect to Shares held by the Agent under the Plan shall be allocated or otherwise dealt with by the Agent as follows:

(a)

Cash Dividends. Cash dividends received by the Agent on Shares allocated to Participants’ Plan accounts shall be used by the Agent to acquire additional Shares for such Participants by remitting the aggregate amount of such cash dividends to the Company to be added to the amount applied to the next acquisition of Shares from the Company pursuant to Section 2.2.

(b)

Stock Dividends and Stock Splits. Stock dividends and stock splits shall be credited to Participants having Shares allocated to their Plan accounts to the extent that such stock dividends and stock splits are attributable to such Shares.

(c)

Stock Rights. If the Company makes available to its shareholders generally rights to subscribe to additional Shares or other securities, then such rights accruing on Shares held by the Agent under the Plan shall be sold by the Agent and the net proceeds of such sale shall be applied to the acquisition from the Company of additional Shares for Participants in the same manner as cash dividends are applied.

2.5

Issuance of Shares to Participant; Sale of Shares for Participant. Upon the request of a Participant, the Agent will arrange for some or all of the Shares in such Participant’s Plan account to be issued to such Participant as promptly as practicable. Upon the issuance of such Shares, such Participant’s Plan account will be appropriately debited. Upon the request of a Participant, the Agent will sell for the account of such Participant any or all of the Shares in such Participant’s Plan account and shall remit the proceeds of such sale, net of applicable brokerage commissions (if any), to such Participant as promptly as practicable. If a Participant requests that sale proceeds be remitted to such Participant in a currency other than United States dollars, then the requested currency exchange will be made at the prevailing rate for transactions of the size involved as determined in the sole discretion of the Agent or its designee for such purpose, and such Participant will bear all expenses incurred by the Agent in effecting such currency exchange. The Agent shall process transactions involving fractional Shares in such manner as the Agent deems appropriate for the particular transaction. Requests by Participants pursuant to this Section 2.5 may be made in writing or by such electronic or other means as the Agent may provide.

2.6

Voting Rights. A Participant will have the right to vote the Shares in his or her Plan account in accordance with the Agent’s customary procedures for the voting of shares held in “street name” or other similar types of accounts; however, a Participant is not a shareholder of record of the Company with respect to any Shares held in such Participant’s Plan account.

2.7

Expenses. The Company will bear all of the expenses of administering the Plan, including but not limited to the Agent’s fees and any transfer taxes and expenses of issuing Shares to Participants. However, a Participant will bear any expenses incurred by the Agent in selling Shares held for such Participant under the Plan, including but not limited to applicable brokerage commissions and currency exchange expenses.

2.8

Termination of Eligibility. If a Participant ceases to be eligible to participate in the Plan for any reason, including but not limited to the termination of such Participant’s employment by the Company or a Designated Subsidiary, then such Participant may no longer participate in the Plan through payroll deductions. If a Participant ceases to be eligible to participate in the Plan for a reason other than such Participant’s death, then the Agent shall maintain such Participant’s Plan account pending the Agent’s

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receipt of instructions either from the Participant or from the Company as to the issuance or sale of the Shares in such Plan account in accordance with Section 2.5. If a Participant dies, then the Agent shall maintain the deceased Participant’s Plan account pending the Agent’s receipt of instructions as to the disposition of such Plan account from the duly authorized representative of the deceased Participant’s estate.

2.9

Termination of Plan. If the Company terminates the Plan, then the Agent shall arrange for the full Shares in a Participant’s Plan account to be issued to such Participant as promptly as practicable and shall sell for the account of such Participant any fractional Shares in such Participant’s Plan account and remit the proceeds of such sale, net of applicable brokerage commissions (if any), to such Participant as promptly as practicable. However, in its discretion, the Company may provide additional alternatives for the disposition of the Shares in a Participant’s Plan account upon the termination of the Plan.

2.10

Rules for Foreign Jurisdictions. Notwithstanding any other provisions of the Plan to the contrary, the Company and, to the extent permitted under applicable law, the Chief Executive Officer of the Company or his or her delegate may, in its or his or her sole discretion, amend or vary the terms of the Plan in order to conform such terms to the tax, employment, securities law, or other requirements of each non-U.S. jurisdiction where a Designated Subsidiary is located or to accomplish the purpose of the Plan with respect to the Eligible Employees employed in such non-U.S. jurisdiction. Each of the Company and, to the extent permitted under applicable law, the Chief Executive Officer of the Company or his or her delegate may, where it or he or she deems appropriate in its or his or her sole discretion, establish one or more sub-plans of the Plan for such purposes. The Company and, to the extent permitted under applicable law, the Chief Executive Officer of the Company or his or her delegate may, in its or his or her sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms of the Plan which vary for a particular non-U.S. jurisdiction or the terms of any sub-plan of the Plan for a particular non-U.S. jurisdiction shall be reflected in a written addendum to the Plan or a written sub-plan document for such non-U.S. jurisdiction.

Article III

Miscellaneous

3.1

Interpretation and Administration. The Chief Executive Officer of the Company or his or her delegate shall have the authority from time to time (a) to establish rules and regulations for the operation of the Plan, (b) to interpret the Plan, (c) to decide any and all questions which may arise in connection with the Plan, and (d) to modify any of the administrative provisions of the Plan to facilitate the proper and efficient administration of the Plan. Any delegate of the Chief Executive Officer of the Company for purposes of the Plan shall not make any discretionary decision which pertains directly to such delegate as a Participant and not to all Participants generally.

3.2

Nonassignability. A Participant shall not have any right to sell, assign, transfer, pledge, or otherwise encumber or convey such Participant’s Plan account or any interest therein except pursuant to Section 2.5. No Plan account shall be subject to attachment, garnishment, or seizure for the payment of any debts, judgments, alimony, child support, or separate maintenance owed by a Participant nor be transferable by operation of law in the event of a Participant’s bankruptcy or insolvency.

3.3

Employment Rights. An Eligible Employee’s election to participate in the Plan and the Company’s acceptance of such Eligible Employee’s enrollment in the Plan shall not be deemed to constitute a contract of employment between such Eligible Employee and the Company or any Designated Subsidiary. No provision of the Plan shall be deemed to give any Participant any right (i) to be retained in the employ or other service of the Company or any Designated Subsidiary for any specific length of time, (ii) to interfere with the right of the Company or any Designated Subsidiary to discipline or discharge the Participant at any time, (iii) to hold any particular position or responsibility with the Company or any Designated Subsidiary, or (iv) to receive any particular compensation from the Company or any Designated Subsidiary.

3.4

Withholding; Payroll Taxes. The Company or the Designated Subsidiary by whom such Participant’s wages are paid shall have the authority to withhold from the Participant’s wages or from the Participant’s accumulated payroll deductions credited to the Participant’s account, any taxes or other obligations required to be withheld under federal, state, local, or other laws by reason of such payroll deductions and the purchase of Shares under the Plan for the benefit of such Participant at a price less than Fair Market Value.

3.5

Transfer Upon Death. The Shares held in the Plan account of a Participant may be transferred by will or the laws of descent and distribution upon the death of such Participant, but the Company may require any transferee of a deceased Participant’s Plan account promptly to elect either the issuance or the sale of all of the Shares in such Plan account pursuant to Section 2.5.

3.6

Amendment. The Board may amend the Plan at any time in whole or in part without terminating the Plan; however, that, without the approval of the shareholders of the Company, no amendment may increase the number of shares that may be issued under the Plan (except as provided in Section 1.5), (ii) extend the term of the Plan, or (iii) reduce the Adjusted Price to less than eight-five percent (85%) of the Fair Market Value of the Shares.  Further, no amendment of the Plan shall decrease the number of Shares already credited to the Plan accounts of Participants. If the Board decreases the discount from Fair

CSG SYSTEMS INTERNATIONAL, INC. 2022 PROXY STATEMENT	81

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Market Value at which Shares are to be acquired under the Plan, then the Company shall not implement such change until the then Participants have been notified of such change and have been given a reasonable opportunity to cease participation in the Plan.

3.7

Securities Law Compliance. The obligation of the Company to sell and issue Shares pursuant to the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares and to the satisfaction of any legal preconditions to such issuance or sale.

3.8

Governing Law. The provisions of the Plan shall be governed by and construed according to the laws of the State of Delaware.

3.9

Number and Gender. Unless the context otherwise requires, for all purposes of the Plan, words in the singular include their plural, words in the plural include their singular, and words of one gender include the other genders.

3.10

Successors. The provisions of the plan shall be binding upon and inure to the benefit of the Company, each Participant, and their respective heirs, personal representatives, successors, and permitted assigns (if any).

3.11

Section Titles. The titles of the various sections of the Plan are for convenient reference only and shall not be considered in the interpretation of the Company.

CSGI.com	CSG SYSTEMS INTERNATIONAL, INC. 2022 PROXY STATEMENT	82

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csg
BE
BE
BE
BE AGILE | BE BOLD | BE INVENTIVE | BE AGILE | BE BOLD | BE INVENTIVE |
INSPIRATION
BE A TRUSTED TEAM PLAYER | BE AUTHENTIC | BE INCLUSIVE |
INTEGRITY
BE A DRIVER OF GROWTH | BE CUSTOMER OBSESSED | BE A GAME CHANGER |
IMPACT

csg

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SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 17, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - **Go to www.virtualshareholdermeeting.com/CSGS2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 17, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Gregory A. Conley	☐	☐	☐
1b. Ronald H. Cooper	☐	☐	☐
1c. Marwan H. Fawaz	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
3. To approve the Third Amended and Restated 1996 Employee Stock Purchase Plan.	☐	☐	☐
4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2022.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000540848_1 R1.0.0.24

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